UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              AMENDMENT NUMBER 3 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       EMERGENCY FILTRATION PRODUCTS, INC.
                 (Name of Small Business Issuer in its charter)

--------------------------------------------------------------------------------
        Nevada                            3842                   87-0561647
--------------------------------------------------------------------------------
(State of jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
--------------------------------------------------------------------------------
incorporation or organization)  Classification Code Number)  Identification No.)
--------------------------------------------------------------------------------

                                 175 Cassia Way
                                   Suite A115
                               Henderson, NV 89014
                                 (702) 558-5164
          (Address and Telephone number of principal executive offices and principal place of business)

                                   Peter Clark
                                 175 Cassia Way
                                   Suite A115
                               Henderson, NV 89014
                                 (702) 558-5164

            (Name, address and telephone number of agent for service)

                                  With Copy To:
                                John C. Thompson
                              John C. Thompson, LLC
                          22 East 100 South, Suite 400
                           Salt Lake City, Utah 84111
                                 (801) 363-4854


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------- ------------------ ----------------- ------------------- ---------------
                                                                           Proposed       Proposed maximum
                                                      Amount to be         maximum           aggregate         Amount of
                                                       registered       offering price     offering price     registration
Title of each class of securities to be registered                         per unit                             fee (3)
--------------------------------------------------- ------------------ ----------------- ------------------- ---------------

--------------------------------------------------- ------------------ ----------------- ------------------- ---------------
Common Stock, $.001 par value                         7,555,008 (1)        $.44 (2)          $3,324,204         $269.26
--------------------------------------------------- ------------------ ----------------- ------------------- ---------------

(1) Represents shares of common stock being offered for sale by selling security holders. These shares were acquired in transactions exempt from registration. See "Selling Security Holders". Subsequent to the original filing of this registration statement for a total of 7,852,142 shares of common stock and calculation of the corresponding registration fee, one selling security holder elected to withdraw his shares from registration totaling 297,134 (251,809 common shares and 45,325 shares underlying warrants). These shares have been removed throughout this registration statement where applicable. Accordingly, the amount of registration fee has been reduced to reflect the reduction in shares being registered.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock as reported on the OTC Bulletin Board on June 13, 2003.
(3) Fees are calculated by multiplying the aggregate offering price by .000081 pursuant to Section 6(b) of the Securities Act.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay this effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

CROSS REFERENCE SHEET PURUSANT TO ITEM 501(B) SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2


Form SB-2
Item                                                                                             Prospectus
                                                               Location in Prospectus              Page No.
----------------------------------------------------------------------------------------------------------------

Item 1.       Front of Statement and Outside Cover of     Prospectus...............................  5
              Prospectus

Item 2.       Inside  Front and Outside Back Cover Pages  Outside Back Cover of Prospectus.........  6
                       of Prospectus

Item 3.       Summary Information and                     Prospectus Summary.......................  7
              Risk Factors                                Risk Factors.............................  7

Item 4.       Use of Proceeds                             Use of Proceeds..........................  11

Item 5.       Determination of Offering Price             Determination of Offering Price..........  11

Item 6.       Dilution                                    Dilution.................................  11

Item 7.       Selling Security Holders                    Selling Security Holders.................  11

Item 8.       Plan of Distribution                        Plan of Distribution.....................  14

Item 9.       Legal Proceedings                           Legal Matters............................  15

Item 10.      Directors,  Executive Officers,  Promoters  Directors, Executive Officers, Promoters
                       and Control Persons                and Control Persons......................  15

Item 11.      Security Ownership of Certain Beneficial    Security Ownership of Certain Beneficial
              Owners and Management                       Owners and Management....................  17

Item 12.      Description of Securities                   Description of Securities................  18

Item 13.      Interest of Named Experts and Counsel       Interest of Named Experts and Counsel....  19

Item 14.      Disclosure of Commission Position of        Disclosure of Commission Position of
              Indemnification for Securities Act          Indemnification for Securities Act
              Liabilities                                 Liabilities..............................  19

Item 15.      Organization Within Last Five Years         Description of Business..................  19

Item 16.      Description of Business                     Description of Business..................  19

Item 17.      Management's  Discussion  and  Analysis or  Plan of Operation........................  27
              Plan of Operation

Item 18.      Description of Property                     Description of Property..................  35

Item 19.      Certain    Relationships    and    Related  Certain Relationships and Related
              Transactions                                Transactions.............................  35

CROSS REFERENCE SHEET PURUSANT TO ITEM 501(B) SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2

                                                                                                   Prospectus
                           Form SB-2 Item                       Location in Prospectus              Page No.
----------------------------------------------------------------------------------------------------------------

Item 20.     Market  for  Common   Equity  and  Related  Market for Common Equity and Related
             Stockholder Matters                         Stockholder Matters.......................  39

Item 21.     Executive Compensation                      Executive Compensation....................  41

Item 22.     Financial Statements                        Financial Statements......................  44

Item 23.     Changes In and Disagreements With           Changes In and Disagreements With
             Accountants on Accounting and Financial     Accountants on Accounting and Financial
             Disclosure                                  Disclosure................................  72

Item 24.     Indemnification of Directors and Officers   Indemnification of Directors and Officers.  72

Item 25.     Other Expenses of Issuance and              Other Expenses of Issuance and
             Distribution                                Distribution..............................  73

Item 26.     Recent Sales of Unregistered Securities     Recent Sales of Unregistered Securities...  74

Item 27.     Exhibits                                    Exhibits..................................  77

Item 28.     Undertakings                                Undertakings..............................  78


Item 1. Front of Registration Statement and Outside Front Cover of Prospectus

     The information in this prospectus is not complete and may be changed. Emergency Filtration and the selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the sale or offer is not permitted.

                                   PROSPECTUS

                       Emergency Filtration Products, Inc.

                                 175 Cassia Way
                                   Suite A115
                               Henderson, NV 89014
                                 (702) 558-5164


                                  The Offering

     This prospectus covers the offering and sale of up to 7,555,008 shares of common stock by the selling security holders.

     The selling security holders may sell their common stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of common stock by the selling security holders, however, if the selling security holders exercise their options or warrants, we will receive proceeds totaling $575,000 from such exercise. See Selling Security Holders.

     Our common stock is quoted over-the-counter under the symbol "EMFP". On December 31, 2003, the average high and low prices of the common stock was $0.54 per share.

     This investment involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See risk factors beginning on page 7 of this prospectus.

     Neither the securities and exchange commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is___________, 2004


     Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

     You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

Item 2.           Inside Front and Outside Back Cover Pages of Prospectus

     The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Prospectus Summary...............................................................................................................7
Risk Factors.....................................................................................................................7
Use Of Proceeds.................................................................................................................11
Determination Of Offering Price................................................................................................ 11
Dilution........................................................................................................................11
Selling Security Holders........................................................................................................11
Plan Of Distribution............................................................................................................14
Legal Proceedings...............................................................................................................15
Directors, Executive Officers, Promotors And Control Persons....................................................................15
Security Ownership Of Certain Beneficial Owners And Management..................................................................17
Description Of Securities.......................................................................................................18
Interest Of Named Experts And Counsel...........................................................................................19
Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities.............................................19
Organization Within Last Five Years.............................................................................................19
Description Of Business.........................................................................................................19
Management's Discussion And Analysis Or Plan Of Operation.......................................................................27
Description Of Property.........................................................................................................35
Certain Relationships And Related Transactions..................................................................................35
Market For Common Equity And Related Stockholder Matters........................................................................39
Executive Compensation..........................................................................................................41
Legal Matters...................................................................................................................42
Experts.........................................................................................................................43
Available Information...........................................................................................................43
Financial Statements............................................................................................................44
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure............................................72
Indemnification Of Directors And Officers.......................................................................................72
Other Expenses Of Issuance And Distribution.....................................................................................73
Recent Sales Of Unregistered Securities.........................................................................................74
Exhibits........................................................................................................................77
Undertakings....................................................................................................................78
Signatures......................................................................................................................79


Item 3. Summary Information and Risk Factors

                               Prospectus Summary

     Business

     Emergency Filtration Products, Inc. was organized under the laws of the state of Nevada on November 1, 1991. Emergency Filtration is in the business of producing masks and filters for medical devices that are designed to reduce the possibility of transmission of contagious diseases. We are also distributors of a blood clotting devise for surgery, trauma and burn wound management. See Description of Business.

     How to contact us

     Our principal executive office is located at 175 Cassia Way, Suite A115, Henderson, NV 89014. Our telephone number is (702) 558-5164 and our fax number is 702(567-1893).

     The offering

     The offering under this prospectus is for the sale of up to 7,555,008 shares of common stock by the selling security holders. The selling security holders will sell their stock at prevailing market prices or privately negotiated prices. Emergency Filtration will not receive any proceeds from the sale of selling securities holders shares. However, as part of the registration, we are including 1,895,000 shares underlying warrants issued to the selling security holders. If these warrants are exercised, Emergency Filtration may receive proceeds of up to approximately $575,000 which will be used for ongoing operations and additional working capital. See Plan of Distribution.

                                  Risk Factors

     Some of the statements contained in this registration statement discuss future expectations, or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors, several of which are beyond Emergency Filtration's control that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In light of the risks, assumptions, and uncertainties involved, there can be no assurance that the forward looking information contained in this Registration Statement will in fact transpire or prove to be accurate.

     Because we have a limited operating history, you cannot evaluate your investment based on our past performance.

     Emergency Filtration has had limited operations since its organization. We have a relatively short history of operations you can use to evaluate our business experience. Because we have no extensive operating history demonstrating our ability to conduct business, your investment risk is greater than with an established company. Accordingly, you should not invest in Emergency Filtration if you cannot afford the loss of your entire investment.

     There is no assurance that we will become profitable in the near future.

     Since the date of inception we have incurred substantial losses. Although we have recently began to receive indications of increased interest in our products from a number of medical products distributors and believe that this increased interest will lead to stronger performance by Emergency Filtration in the near future, we expect to incur continued losses until this increased interest materializes into increased sales sufficient enough to cover our operating costs. There is no assurance that we will be able to generate net revenue from the sale of our products, or to achieve or maintain profitable operations.

     If we cannot generate adequate, profitable sales of our products, we will not be successful.

     In order to succeed as a company, we must continue to develop commercially viable products and sell adequate quantities at a high enough price to generate a profit. We may not accomplish these objectives. Even if we are successful in increasing our revenue base, a number of factors may affect future sales of our product. These factors include: - Whether competitors produce superior products
- Whether the cost of our product continues to be competitive in the marketplace.

     Because we have limited experience, we may be unable to ascertain risks relating to the industry and therefore, we may not be able to successfully market and distribute our products.

     Emergency Filtration has limited experience in the marketing of medical products and may not be aware of all the customs, practices and competitors in that industry. The consultants that Emergency Filtration plans to retain may not have had sufficient experience to enable Emergency Filtration to completely understand the characteristics of the industry. There can be no assurance that Emergency Filtration will properly ascertain or assess any and all risks inherent in this industry.

     In addition, our success depends, in part, on our ability to continue marketing and distributing our products effectively. We have limited experience in the sale or marketing of medical products. We have limited marketing or distribution capabilities and we will need to retain consultants that have contacts in and understand the medical products marketplace. We may not be successful in entering into new marketing arrangements, whether engaging independent distributors or recruiting, training and retaining a larger internal marketing staff and sales force.

     Intense competition could harm our financial performance and the value of your investment.

     There are a number of companies, universities and research organizations actively engaged in research and development of technology that may be similar to our processes that has been licensed by Emergency Filtration. Our competitors may have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete.

     Since there may be competing products in the future, we may experience price declines.

     Some of our competitors are larger and better financed with more resources to devote to development and technological innovation. If such competitors develop products that can be produced less expensively than Emergency Filtration's products, Emergency Filtration could suffer the adverse effects of a price decline which may affect our profitability.

     Since our chief financial officer is not employed on a full-time basis, our company does not have the benefit of his day-to-day oversight.

     Our Chief Financial Officer, Mr. Steve Hanni, is employed on a part-time basis and currently devotes approximately 30-40% of his time and efforts to Emergency Filtration. Because he does not devote 100% of his time and efforts to Emergency Filtration and is not there daily to oversee the day-to-day financial operations, your investment risk is greater.

     We may issue more stock without shareholder input or consent which could dilute the book value of your investment.

     Although we have no present plans to issue more stock, except as what may be required pursuant to the registration rights of the investors of the shares included in this registration statement related to the "undercut" provision (see
Item 7 - Selling Security Holders, Registration Rights), the Board of Directors has authority, without action by or vote of the shareholders, to issue all or part of the authorized but unissued shares. Any issuance of additional shares of common stock will dilute the ownership percentage of shareholders and may further dilute the book value of Emergency Filtration's shares.

     Since we occasionally experience inventory delays and shortages that delay the production of our products, our revenue stream may be affected.

     Recently, Emergency Filtration has incurred production delays caused by materials shortages and product redesign efforts on their environmental masks being produced in Taiwan. Although these delays have since been abated, if Emergency Filtration experiences significant material shortages and delays in the future, revenue could significantly be affected by decreased sales and lost customers. If Emergency Filtration experiences a significant increase in the demand for their products due to a significant increase in foreign viruses and diseases such as SARS (Severe Acute Respiratory Syndrome), a delay in production may occur due to a limited amount of product raw materials in those foreign markets.

     Since Emergency Filtration's Board approves its own compensation and the Company does not have a formal plan or standard agreement with its directors for such compensation that has been submitted to shareholders for approval, there is a potential conflict of interest.

     Emergency Filtration does not have a formal plan or standard agreement with its directors for annual compensation in cash or shares. Director compensation is paid at the discretion of the Board of Directors on an annual basis. During 2002, each continuing director received 100,000 shares of common stock as compensation for their services. The shares were not issued pursuant to a stock plan and were not voted on by the shareholders. Nevada statutes provide that the board, without regard to personal interest, may establish its own compensation for services in any capacity. Such compensation is presumed to be fair to the corporation. However, this means of providing for director compensation has a potential for conflicts of interest since directors are approving their own compensation.

     Your ability to sell shares may be limited if the price of our stock remains below $5.00 per share because of special sales practice requirements applicable to "designated securities" and "penny stock".

     If the bid price for our common stock remains below $5.00 per share, our Common Stock will be subject to special sales practice requirements applicable to "designated securities" and "penny stock" Historically, our stock has traded at a price considerably below $5.00 per share and no assurance can be given that the bid price for our common stock will rise above $5.00 per share. If such $5.00 minimum bid price is not maintained and another exemption is not available, our common stock would be subject to additional sales practice requirements imposed on broker-dealers who sell the common stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. These limitations make it difficult for broker dealers to sell penny stocks and most will not recommend a penny stock or sell a penny stock except to long term customers who are accredited investors. Because of these limitations many brokers do not follow penny stock or recommend them to clients. Consequently, the penny stock rules may affect the ability of broker-dealers to sell our common stock and also may affect the ability of persons acquiring our common stock to resell such securities in any trading market that may develop. If brokers do not recommend Emergency Filtration to their clients, it may be difficult to establish a broader market for the securities or to develop a wide spread shareholder base. Therefore, an investor trying to resell our shares may have difficulty because there may be little demand for our shares and even small share sales may result in a reduction in our share price.

     Because of our reliance on trade secrets, we may be at risk for potential claims or litigation related to our technology.

     In certain cases, where the disclosure of information required to obtain a patent would divulge proprietary data, Emergency Filtration may choose not to patent parts of the proprietary technology and processes which Emergency Filtration has developed or may develop in the future and rely on trade secrets to protect the proprietary technology and processes. The protection of proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. Emergency Filtration may also be subject to claims by other parties with regard to the use of technology information and data which may be deemed proprietary to others.

     Because our auditors have expressed a going concern opinion, our ability to obtain additional financing could be adversely affected.

     Emergency Filtration has incurred significant losses, which have resulted in an accumulated deficit of $7,970,938 at September 30, 2003. Because of these continued losses and our accumulated deficit, we have included a going concern paragraph in Note 3 to Emergency Filtration's financial statements included in our Form 10-QSB for the period ended September 30, 2003 and our Form 10-KSB for the year ended December 31, 2002 addressing substantial doubt about our ability to continue as a going concern. This going concern paragraph could adversely affect our ability to obtain favorable financing terms in the future or to obtain any additional financing if needed. Management can offer no assurance with respect to its ability to create additional revenues, obtain additional equity financing or execute its long-term business plan.

     Because we have not held regular shareholders' meetings, your ability to exercise your voting rights may be limited.

     Emergency Filtration has not held an annual shareholders' meeting since its' inception. Because of this, your ability to exercise any voting rights on shareholder issues as they arise, may be limited.

     Since a vast majority of our revenues are from the US government, we are subject to sudden changes in revenues due to international affairs and conflicts.

     Historically, approximately 80-95% of our revenues have derived from sales to the US government. Government orders from the military are dependent on current foreign affairs and international conflicts and the need for emergency products in the US military. If this high percentage of sales related to government orders does not continue in the future, it will substantially impact the success of our business plans.

     Because our products must be compatible with products produced by other entities, we could be required to expend resources to meet any changes in product design.

     Certain products that we sell, such as the disposable filters for BVM bags, must be compatible with products produced by other entities. In addition, our filters are also used in numerous ventilation and respiratory equipment that must be compatible with our products. We produce our products to be compatible with these other products, but we have no agreements or understandings with the producers to consult with us or notify us on any product changes. For instance, should a change occur in a product for which we provide a filter, we may have to make costly adjustments to ensure compatibility or our product sales and revenues could be substantially impacted.

Item 4. Use of Proceeds

     We will not receive any proceeds from the sale of the shares by the selling security holders. However, because we are registering common shares underlying warrants, we may receive proceeds of up to approximately $575,000 upon the exercise of these warrants. These proceeds, if received, will be used for ongoing operations and working capital.

Item 5. Determination of Offering Price

     The offering price of the securities for registration fee purposes was calculated pursuant to Rule 457(c) of the Act and was not computed based on assets, historical operating performance or other conventional means and should not be construed to indicate any relationship thereto. In establishing the offering price for registration fee purposes, we relied on the average of the low and high bid prices on the OTCBB on May 30, 2003.

Item 6. Dilution

     N/A

Item 7. Selling Security Holders

     The shares being offered by the selling security holders were acquired in private sales transactions exempt from registration. The following table and discussion sets forth certain information with respect to the selling security holders.



                                                    Shares of                           Total Number
                                                     Common                               of Shares
                                                      Stock        Shares                (Including     Shares of    Percent of
                                    Relationship      Owned     Underlying      Notes      Shares         Common       Shares
                                    with Company     Before     Warrants Owned           Underlying    Stock Owned      Owned
Selling Security Holder /           during past       this           Before               Warrants)     After this      After
(Beneficial Owner)                  three years     Offering    this Offering              Offered       Offering     Offering
---------------------------------------------------------------------------------------------------------------------------------
James Ratliff                           None         555,556       100,000       (1)       655,556          0             *
David Hungerford                        None         277,778       50,000        (1)       327,778          0             *
Michael Jessen                          None         555,556       100,000       (1)       655,556          0             *
Brad Thurman                            None         277,778       50,000        (1)       327,778          0             *
Marvin Strauss                          None         138,889       25,000        (1)       163,889          0             *
Gary Kitchell                           None         416,667       75,000        (1)       491,667          0             *
Riyaz Jinnah                            None         277,778       50,000        (1)       327,778          0             *
Joel Katz                               None         138,889       25,000        (1)       163,889          0             *
Alan Grad                               None         138,889       25,000        (1)       163,889          0             *
Jean Melchoir                           None         277,778       50,000        (1)       327,778          0             *
Elliot Braun                            None         138,889       25,000        (1)       163,889          0             *
Perry Butcher                           None         138,889       25,000        (1)       163,889          0             *
David LaCagnina                         None         111,112       20,000        (1)       131,112          0             *
Romajo Partners, Ltd (Seymour
Kessler)                                None         55,556        10,000        (1)       65,556           0             *
Surgical Orthopedic Podiatrist
(Seymour Kessler)                       None         55,556        10,000        (1)       35,714           0             *
Henery Steinberg                        None         111,112       20,000        (1)       35,714           0             *
Valerie Heady                           None         27,778         5,000        (1)       32,778           0             *
John Posey                              None         55,556        10,000        (1)       65,556           0             *
David Eiserman                          None         111,112       20,000        (1)       131,112          0             *
Hong Zhu                                None            0          125,100      (2,8)      125,100          0             *
Robert Soto                             None            0          137,600      (2,8)      137,600          0             *
Adam Mayblum                            None            0          157,600      (2,8)      157,600          0             *
Joseph Sorbara                          None            0          125,100      (2,8)      125,100          0             *
Steven Markowitz                        None            0          125,100      (2,8)      125,100          0             *
Peter Orthos                            None            0          19,500       (2,8)      19,500           0             *
Vic Agnihotri                           None            0           5,000       (2,8)       5,000           0             *

Louis Shu                               None         277,778       50,000        (3)       327,778          0             *
Huntz Tzu                               None         277,778       50,000        (3)       327,778          0             *
Jack Luchese                            None         400,000          0          (6)       400,000          0             *
Alpha Capital
Aktiengesellschaft (Konrad
Ackerman)                               None         750,000       300,000       (4)      1,050,000         0             *
First Montauk Financial Corp
(public entity)                         None            0          26,250       (5,8)      26,250           0             *
Ernest Pellegrino                       None            0          37,000       (5,8)      37,000           0             *
Maxim Povolotsky                        None            0          39,375       (5,8)      39,375           0             *
Angela Metelitsa                        None            0           2,375       (5,8)       2,375           0             *
Richard Day                             None         10,000           0          (7)       10,000           0             *
Lin Chan                             Consultant      55,556           0          (7)       55,556           0             *
Gorman Consulting, Ltd. (Pat
Gorman)                                 None         27,778           0          (7)       27,778           0             *
                                                   ---------------------------------------------------

                                                    5,660,008     1,895,000               7,555,008
                                                   ---------------------------------------------------

Notes:

(1) Amount represents shares of common stock purchased at $.18 per share on or before April 23, 2003, pursuant to a private placement that included warrants to purchase additional shares of common stock exercisable at $0.25 per share. These shares were sold at a price below market value since the shares are originally restricted in nature and were sold using the best terms available to Emergency Filtration at the time. The market value of Emergency Filtration's common shares on the date the agreement was entered into (January 31, 2003) was $0.25 per share. The market value of the common stock on the date this private placement closed (April 23, 2003) was $0.67.
(2) Amount represents warrants granted as a finder's fee pursuant to the private placement closed on April 23, 2003 described at Note (1), exercisable for shares of common stock at $.25 per share.
(3) Amount represents shares of common stock purchased at $0.18 per share on April 11, 2003 pursuant to a private placement that included warrants to purchase additional shares of common stock exercisable at $0.25 per share. These shares were sold at a price below market value since the shares are originally restricted in nature and were sold using the best terms available to Emergency Filtration at the time. The market value of Emergency Filtration's common shares on the date the agreement was entered into was $0.44 per share.
(4) Amount represents 750,000 shares of common stock purchased at $.40 per share on May 27, 2003 pursuant to a private placement that included 300,000 warrants exercisable for shares of common stock at $.50 per share. These shares were sold at a price below market value since the shares are originally restricted in nature and were sold using the best terms available to Emergency Filtration at the time. The market value of Emergency Filtration's common shares on the date the agreement was entered into was $0.63 per share.
(5) Amount represents warrants granted as a finder's fee pursuant to the private placement closed on May 27, 2003 described at Note (5), exercisable for shares of common stock at $0.50 per share.
(6) Amount represents shares of common stock purchased under a stock exchange agreement on January 1, 2003, explained as follows:

         In January 2003, Emergency Filtration entered into an exchange agreement with Centrex, Inc. (Centrex) whereby Emergency Filtration and Centrex would exchange common shares as follows:

          - Emergency Filtration would issue 450,000 shares of restricted common stock which shares would have piggy-back registration rights to be included in Emergency Filtration's SB-2 registration.

          - Centrex would issue 300,000 shares of free-trading common stock to Emergency Filtration.

         This exchange of shares between Emergency Filtration and Centrex was done in order to provide Emergency Filtration with some immediate needed cash for ongoing operations since the Centrex shares were represented to be free-trading shares. The shares given up by Emergency Filtration, as mentioned above, were restricted in nature, pending registration through this SB-2. Neither party was obligated to perform any additional services, nor have there been any agreements entered into between the parties, either written or verbal, subsequent to the share exchange that create any potential liability to Emergency Filtration.

         Because of the need for the immediate cash, upon receipt of the 300,000 shares of Centrex, Emergency Filtration immediately sold the shares for gross proceeds of $42,000. Subsequent to the original transaction, because of the share price differences between the two companies, we negotiated with Centrex for a lesser amount of shares to issue. Accordingly, a total of 400,000 shares of common stock were issued to Centrex pursuant to this agreement. The 400,000 shares have been assigned by Centrex to Jack Luchese, a principal shareholder of Centrex. Accordingly, the effective selling security holder is Jack Luchese.
(7) Amount represents shares of common stock issued for legal and other services rendered valued at $0.63 per share during May 2003. The $0.63 per share price was based upon the market value of the shares on the date of issuance.
(8) These selling security holders are considered to be employees of a registered broker-dealer, and may be deemed to be statutory underwriters. These individuals received warrants as a finder's fee pursuant to the private placements granted in the ordinary course of business. Emergency Filtration has informed them that they may have statutory liability as an underwriter. The selling security holders at the time of the grant, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

     *   Less than 1% of the total outstanding shares.

Registration Rights

     The selling security holders as listed in Notes (1) and (2) above have the following registration rights:


     -- Emergency Filtration is required to file a registration statement with the Securities and Exchange Commission and use its best efforts to ensure that such registration statement is declared effective within 90 days from the filing date. In the event the registration statement is not declared effective within 90 days, Emergency Filtration shall pay to the investor a cash amount equal to 2% of the outstanding principal amount of investment per month as liquidated damages. Emergency Filtration filed its initial registration statement on June 18, 2003, thus liquidated damages commenced on September 19, 2003. Accordingly, liquidated damages equal to approximately $47,260 have been incurred through December 31, 2003 since the registration statement has not yet been declared effective ($695,000 at 2% for 102 days). Emergency Filtration shall keep the registration statement "evergreen" for at least 2 years from the anniversary date of the closing.

     -- No undercut - within 180 days from the date that the investor may legally sell the stock in the open market (unless the shares have already been sold during this time period by the investor), if Emergency Filtration issues additional common stock priced below the $0.18 per share (the original investor cost per share), additional shares to make up the difference shall be automatically issued to the investor at no further cost to the investor. For example, if Emergency Filtration were to raise additional funds through the issuance of common shares at any time during this 180 day time period at a price of $0.15 per share, additional shares shall be automatically issued to the investor to make up the difference. If an investor had originally invested $10,000 at the $0.18 per share price (55,555 shares) and Emergency Filtration is required to issue additional shares during the 180 day period because of the undercut provision, this investor would receive 11,111 additional shares to make up the difference which represents the change in the share price from $0.18 to $0.15. The total number of shares to be issued by Emergency Filtration to all investors under this example at $0.15 per share would be 772,222, assuming none of the investors had already sold their shares during this time period. It is currently very unlikely, however, that additional shares will be issued pursuant to this provision based upon the current market price of Emergency Filtration's common shares. If additional shares are issued by Emergency Filtration due to this undercut provision, these shares will be recorded and expensed as a "penalty fee" during the period in which the shares are required to be issued. This additional expense could materially affect Emergency Filtration's statement of operations for future periods.

          Because of the above mentioned undercut provision included in the registration rights of the investors, there are significant risks to the investors that include; 1) the effective registration date may be delayed thus causing a potentially significant cash payment by Emergency Filtration. A significant cash payment by Emergency Filtration could materially impact the continued operations of Emergency Filtration and their business plans and marketing, and 2) Under the undercut provision, additional shares of common stock may be issued to the investors causing additional dilution and operating expenses. The additional outstanding shares of common stock may potentially affect Emergency Filtration's ability to raise additional funds, if necessary, to continue its ongoing efforts to meet its goals.

          These provisions mentioned were included in the agreement based on negotiations between the investors and Emergency Filtration in order to minimize the investor's risk. Emergency Filtration agreed to these provisions since this was the best available financing terms at the time and Emergency Filtration needed the operating capital in order to pursue their immediate business needs and to develop manufacturing arrangements in Taiwan for its newly developed environmental masks.

          The original agreement entered into between Emergency Filtration and the investors included an additional "look-back" provision which was subsequently removed from the subscription agreements and agreed to by all parties involved.

Item 8. Plan of Distribution

     We are registering securities on behalf of the selling security holders. All costs, expenses and fees in connection with the registration of such securities will be paid by us. Our estimate of such costs, expenses and fees is $25,000. Brokerage commissions and similar selling expenses, if any, attributable to the sale of securities will be paid by the selling security holders.

     The selling security holders may sell up to 7,555,008 shares of common stock from time to time. Each selling security holder may sell his or her shares in market transactions, to a broker-dealer, including a market maker, who purchases the shares for its own account, in private transactions, or by gift. Each selling security holder may also pledge his shares from time to time, and the lender may sell the shares upon foreclosure.

     The decision to sell any securities is within the discretion of the selling security holder. Each is free to offer and sell his or her securities at times, in a manner and at prices as he determines.

     Each selling security holder may sell the shares at a negotiated price or at the market price or both. He may sell his shares directly to a purchaser or he may use a broker. If a broker is used, the selling security holder may pay a brokerage fee or commission or he may sell the shares to the broker at a discount from the market price. The purchaser of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by the selling security holders for the sale of any of their shares.

     Each selling security holder and broker-dealers, if any, acting in connection with sales by the selling security holder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     We have advised the selling security holders that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to his sales in the market. We have furnished the selling security holders with a copy of regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.

Item 9. Legal Proceedings

     Emergency Filtration is not subject to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

     The members of the Board of Directors of Emergency Filtration serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of Emergency Filtration is as follows:

         Name                               Age                            Position                       Held Since
         -----------------------         -----------                   ------------------            ---------------------
         Douglas K. Beplate                 48                         President, Director                July 2000

         Peter Clark                        51                         Secretary, Treasurer               June 1997

         Steve M. Hanni                     35                         Chief Financial Officer            November 2002

         Frank Corsini                      55                         Director                           July 2002

         Thomas Glenndahl                   56                         Director                           May 2002

         Dr. Raymond C.L. Yuan              59                         Director                           December 1997

         Sherman Lazrus                     69                         Interim CEO, Chairman,             June 2001
                                                                       Director                           December 1998

     The principal occupation and business experience for each of the present directors and executive officers of Emergency Filtration are as follows:

     Douglas K. Beplate, President, signed an agreement with Emergency Filtration in 1996 whereby he provided consulting services and was subsequently appointed to his present position and elected to the Board of Directors in July, 2000. Mr. Beplate is the co-founder of Emergency Filtration. He is also an officer of Emergency Filtration whose responsibilities include product design, research and development, patent work and production. Prior to his position with Emergency Filtration, he was a consultant to various medical products firms from 1993 to 1996 where he was involved in research and development, and product design. Mr. Beplate is also an experienced entrepreneur and business manager. He was Founder of Kinder tot, Inc. (1990-1993). He has directed and managed all aspects of a $10 million budget for a $100 million sporting goods company, Udicso, d.b.a. Sunset (1980-1986) including advertising, merchandising, promotions, markdowns, vendor relations and inventory control of 50 stores in six states.

     Mr. Clark joined Emergency Filtration in 1995, and was subsequently appointed Secretary/Treasurer and elected to the Board of Directors in 1997. He resigned from the board in 2002. Mr. Clark has more than 17 years experience in product development, sales and marketing. He began his career in 1981 as a buyer for Udisco, d.b.a. Sunset Sports Center of Salt Lake City, UT, and remained in that position until 1986. In 1986, Mr. Clark became Merchandise Coordinator, Western Region for Herman's Sporting Goods, Inc. of Carteret, NJ and was subsequently promoted to Merchandise Director in 1989. He held this position until joining Emergency Filtration. Mr. Clark graduated from Colorado State University in 1975 with a Bachelor of Science degree in Exercise and Sports Science.

     Steve M. Hanni, Chief Financial Officer, was appointed as the CFO on a part-time basis during November 2002. He has worked extensively with Emergency Filtration over the past five years as an outside auditor or financial consultant. Mr. Hanni currently devotes approximately 30-40% of his time with Emergency Filtration Products. He is also currently a partner in the accounting firm of Stayner, Bates & Jensen, PC in Salt Lake City, Utah. He was formerly an audit partner with HJ & Associates, LLC from 1997 to 2001 where he served as Emergency Filtration's outside auditor. He received his BA from Weber State University in 1993 and an MA in Accounting from Weber State University in 1994. He has worked extensively with small public companies in numerous industries.

     Frank Corsini, Director, was appointed as a director in July 2002. He has acquired extensive international business and finance experience and currently serves as Managing Partner of Euro Pacific Capital, an investment advisory company. Prior to his current position, he served as an executive with ION Capital Partners Bear Stearns, specializing in private banking and asset management until January 2003. Prior to Bear Stearns, he has held positions as CEO of Conversient Technologies (2000), co-founder of Zowi Corporation, founder of Intelligent Choice Refreshment Company (1993-1997), President and COO of Vitafont International Corporation (1990-1993) and founder and CEO of California Healthcare Technologies. In addition to private sector experience, Mr. Corsini has also served as Assistant to the Director, Office of Business, Research and Analysis of the US Department of Commerce and the White House from 1974 to 1975 where he assisted the Director in coordinating economic, business and policy recommendations for the Department and the Secretary of Commerce. Mr. Corsini graduated Georgetown University in 1969 with a Bachelor degree in Economics.

     Thomas Glenndahl, Director, was appointed as a director in May 2002. He was born in Sweden in 1946 and educated in the United States and Europe and resides in Waterloo, Belgium and Tiburon, California. He graduated with a Masters degree of Business Administration in international marketing from Gothenburg School of Economics in 1970. His professional experience includes: Commercial Attache with the Swedish Chamber of Commerce in Paris, France (1970-1971); Investment Banker with Barkley Securities, London and England (1972-1974), US Director of Interstudy, San Francisco (1974-1977), CEO of Sitzmat, Inc., San Francisco (1977-1981), and; Founder of the ASPECT International Language Schools in San Francisco, CA (1982) which was sold to Sylvan Learning Systems in 1998. Since 1998, Mr. Glenndahl has acted as an independent investor and consultant. He currently serves as a Director of Harling Properties in Sweden, Aksu Pharmaceuticals in Turkey, Transnico International Group SA and Transnico Technologies Group SA in Belgium. He is also a partner in the MVI Group in Scandinavia and Switzerland.

     Dr. Raymond C.L. Yuan, Director, was elected to the Board in December, 1997. Since 1993, Dr. Yuan has served as Managing Director of AsiaWorld Medical Technology Limited, an exclusive master distributor of advanced medical and healthcare products in South East Asia, including the People's Republic of China. In addition, Dr. Yuan currently serves in the following positions:
President of the MedNet Group located in Hong Kong, a group of healthcare education and communications companies; Managing Director of Bio_health Consultancy Limited (Hong Kong), a consulting firm specializing in bio_health and biotechnology consulting to medical institutions; and Executive Director of Financial Resource International, Limited located in Hong Kong, an international investment banking firm. Dr. Yuan graduated form the University of California, Berkeley in 1967 with a Bachelor of Science degree in Chemistry. He subsequently received a Masters degree in Physical Chemistry from Columbia University in 1968 and a Ph.D. in Chemical Physics from Columbia University in 1972. Dr. Yuan was also a National Health Institute Postdoctoral Fellow at Yale University in 1972 and a Rudolph J. Anderson Fellow at Yale University in 1974. Dr. Yuan also received a Master of Business Administration degree from Stern School of Business Administration, New York University in 1983.

     Sherman Lazrus, Director, Interim CEO, was elected to the Board in December 1998, and appointed as Interim Chief Executive Officer in June 2001. Mr. Lazrus has nearly 40 years' experience in government and private sector health care and health care finance. Mr. Lazrus presently also serves as President of American Medical Capital, a division of American Medical Enterprises, LLC located in Bethesda, Maryland, a financial services and investment banking company specializing in the healthcare industry, a position he has held since 1991. From 1976 through 1991, Mr. Lazrus held management positions in private sector health care and health care finance companies. From1975 to 1976, Mr. Lazrus served as Deputy Assistant Secretary of Defense for Health Resources and Programs where his principal responsibility was the development of policies and legislation concerning operation of the military health care system and the CHAMPUS program covering approximately 10 million people with annual operation costs of approximately $3.5 billion. From 1973 to 1975, Mr. Lazrus served as Director, Office of Policy Coordination, Office of Assistant Secretary of Health where he was responsible for Medicare and Medicaid policy matters.

(5)      Other directorships

         None

         (c)   Family relationships

         None

         (d) Involvement in certain legal proceedings

         None

Item 11.          Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information as of December 31, 2003, with respect to common stock of Emergency Filtration owned by, the directors and officers of Emergency Filtration, and other individuals who own more than 5% of the outstanding and voting common stock.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Title of Class   Name and Address           Number of Shares   % of Class
     ---------------  ----------------           ----------------   ----------
     Common           Douglas K. Beplate                5,201,711     17.81%
                      2254 Candlestick Avenue
                      Henderson, NV 89052

     Common           Peter Clark                       1,473,524      5.05%
                      175 Cassia Way, Suite A115
                      Henderson, Nevada 89014

     Securities Ownership of Officers and Directors
     -----------------------------------------------
     Common           Douglas K. Beplate                5,201,711     17.81%
                      President, Director

     Common           Peter Clark                       1,473,524      5.05%
                      Secretary/Treasurer

     Common           Dr. Raymond C.L. Yuan               235,000      0.80%
                      Director

     Common           Sherman Lazrus                      525,000      1.80%
                      CEO, Director

     Common           Steve M. Hanni                       50,000      0.17%
                      Chief Financial Officer

     Common           Frank Corsini                       100,000      0.34%
                      Director

     Common           Thomas Glenndahl                    330,000      1.13%
                      Director

                      Total (7 persons)                 7,915,235     27.10%


     Effective April 1, 2003, Emergency Filtration entered into a preliminary letter of intent on an Agreement For Assignment of Technology with Douglas Beplate, an officer of Emergency Filtration, whereby the officer will assign all of his rights, title and interest in various technology, patents and patent applications to Emergency Filtration. This agreement is entirely separate from the original agreement entered into with Mr. Beplate during 1996. The 1996 agreement and technology transfer were for the dual rotary isolation valve (Respaide) and any amendments to that patent. In conjunction with the technology transfer in 1996 of the dual filtered isolation valve, Emergency Filtration entered into a consulting agreement with Mr. Beplate to continue developing the Respaide product including market validation, testing, approval, molds and ongoing marketing. This new agreement effective April 1, 2003 reflects the purchase of technologies related to hydrophobic and hydrophilic filtration used in a BVM setting, which was developed by Mr. Beplate outside of his Respaide consulting agreement and before he became an officer or director of Emergency Filtration, the rescission of the 5% royalty included in the original agreement on the Respaide technology, and the license of nano coatings on any filter configuration for environmental masks and any other application for US military use only. The nanocoatings technology was also developed by Mr. Beplate outside of his Respaide consulting agreement and before he became an officer or director of Emergency Filtration. In consideration of the assignments, Emergency Filtration issued 3,250,000 shares of outstanding common stock to the officer valued at $0.26 per share plus $130,000 cash. The officer is to receive a 1% royalty on the gross sales of any and all products utilizing the technology. No royalties have been paid or accrued pursuant to this agreement as of the date of this filing. The 3,250,000 shares of common stock were valued at $0.26 per share, the market value of the shares on the date of the agreement, or a total of $845,000. The consideration paid for the technology was approved by the Board of Directors and the President abstained from the vote. The President's holdings of Emergency Filtration's common stock constituted substantially less than a controlling interest both before and after this transaction.

(b)      Changes in Control

     There are no arrangements that may result in a change in control of Emergency Filtration.

Item 12. Description of Securities

     Emergency Filtration's authorized capital stock consists of 50,000,000 shares, par value $.001 per share. There are 27,265,517 shares of common stock issued and outstanding as of December 31, 2003.

     Emergency Filtration was initially incorporated with an authorized capital of 2,500 shares of no par value common stock. On July 11, 1996, the Board of Directors of Emergency Filtration unanimously resolved to (i) increase the authorized capital to 50,000,000 shares of common stock, with a proportional increase in the stockholdings of each then-existing stockholder in the ratio of 20,000 shares for one; (ii) increase the par value to one mill ($0.001) per share; and (iii) effect a reverse split of the then-outstanding common stock of Emergency Filtration on the basis of one new share for every 13.0091 shares then issued and outstanding, with fractional shares being rounded up to the next highest number of shares.

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation of Emergency Filtration, each shareholder is entitled to receive a proportionate share of Emergency Filtration's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of Emergency Filtration's common stock issued and outstanding are fully-paid and nonassessable. Holders of the common stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefore.

     Transfer Agent. The transfer agent for Emergency is American Registrar & Transfer Company, 342 East 900 South, Salt Lake City, Utah 84111.

Item 13. Interest of Named Experts and Counsel

          None

     Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities

     Our certificate of incorporation and bylaws provide for indemnification to the full extent permitted by Nevada law of all persons we have the power to indemnify under Nevada law. Nevada law requires a corporation to indemnify a director, officer, employee or agent of the corporation against any expenses incurred in the successful defense of any action, claim or issue arising from service as a director, officer, employee or agent of the corporation. In addition, Nevada law permits a corporation to indemnify such persons in advance of the adjudication of any such action, claim or issue upon a determination that such indemnification is proper in the circumstances. The determination on a case by case basis may be made by the stockholders, or a majority of a quorum of directors not involved in the action or claim, or by independent legal counsel if a majority of a quorum of directors cannot be obtained. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise. We have entered into separate written indemnification agreements with our officers, directors, consultants and others. These agreements provide that we will indemnify each person for acts committed in their capacities and for virtually all other claims for which a contractual indemnity might be enforceable.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

         N/A

Item 16. Description of Business

(a)      Business Development

(1)  Form and year of organization

     Emergency Filtration was organized under the laws of the State of Nevada on November 1, 1991, under the name Lead Creek Unlimited. Emergency Filtration filed with the Secretary of State of the State of Nevada a Certificate of Amendment changing its name to Emergency Filtration Products, Inc. on March 8, 1996, pursuant to a Plan or Reorganization. There was no change, however, in the majority ownership of Emergency Filtration related to this Plan of Organization. Until February 9, 1996, Emergency Filtration conducted no business. On February 9, 1996, Emergency Filtration entered into an agreement to acquire title to a technology in the emergency respiration equipment field and began continued development, production and sale of this equipment.

(2)  There have been no bankruptcy, receivership or similar proceedings.

(3) There has been no material reclassification, merger, consolidation or purchase or sale of assets not in the ordinary course of business.

(b)      Business of Company

(1)  Principal products or services and their markets

     Emergency Filtration's current product line includes:

- RespAide(TM) CPR Isolation Mask. An internationally patented (within the United States, Australia, Germany, France, United Kingdom and applied for in Canada) dual-filtered vapor isolation valve (VIV) technology currently being marketed in CPR isolation masks to protect emergency response personnel against infectious diseases during mouth to mouth resuscitation. Emergency Filtration has received FDA approval for its RespAide CPR isolation mask incorporating a proprietary filter, and has established manufacturing and distribution of complete units and replacement filters. In tests performed pursuant to the requirements of the FDA testing procedures, these masks were found to be greater than 99.9% effective against bacterial and viral transmission - the highest rating testing labs will issue for medical devices. These masks were introduced in 1997 and are considered our flagship product. They currently account for approximately 15-20% of our overall sales. The patents for this product are assigned to Emergency Filtration.

- Disposable Filters for BVMs. The same filter used in the RespAide product described above is ideal for reducing the risk of exposure to viruses and bacteria and equipment contamination during use of bag valve mask (BVM) resuscitation devices. The disposable filter keeps the equipment contaminant-free, thereby reducing risk of exposure to virus and bacteria to emergency response personnel. The filter is placed between the bag valve and the mask and is single use. Emergency Filtration has received FDA 510K approval for the filter as a Class II medical device. The filter was introduced in 1997 as a component of the RespAide device and currently accounts for approximately 5-10% of our overall sales. The patents for the filter are assigned to Emergency Filtration.

- Superstat. Emergency Filtration markets Superstat, a product that provides rapid, safe, effective surgical clotting of the blood for surgery, trauma and burn wound management. Superstat is a collagen derived, highly purified, acid washed polypeptide material to which a small amount of calcium is added. The resulting mixture is suspended in a de-ionized, bacteria free water, and then freeze dried to produce a porous spongy wafer which melts upon contact with blood. Superstat dissolves in 2 to 3 minutes and does not have to be removed. Emergency Filtration holds the exclusive distribution rights (Emergency Filtration is the only authorized distributor for military customers) to all military medical installations of the United States and all other national governments not in conflict or subject to other legal restrictions with the United States (See Manufacturing and Distribution Agreements below). The original distribution agreement was executed in February 1998 and amended to add international territories in April 2001. The agreement automatically renews for one year periods unless terminated by either party. Superstat sales currently account for approximately 70-80% of our overall sales.

     Emergency Filtration currently holds military national stocking numbers for the RespAide CPR isolation mask, the replacement filters and for Superstat. These stocking numbers make the products acceptable for inventory in all four branches of the military and the U.S. Coast Guard. These stocking numbers were assigned to Emergency Filtration after completing an acceptance process with the Defense Medical Standardization Board and will remain valid for as long as there is procurement activity associated with these numbers. Emergency Filtration received and fulfilled orders from the U.S. Navy and the Defense Supply Center Philadelphia for the products during 2003, 2002 and 2001.

The following products are in various stages of development, production and market entry for future sale and have not produced any revenue for Emergency Filtration to date:

- Breathing Circuit Filters. To extend its market reach from emergency response sites to the vast number of respiratory procedures conducted within medical facilities, Emergency Filtration has introduced two new configurations of its technology, a one-way and a two-way breathing circuit filter for applications where ambient air flow must pass evenly in both directions while still protecting equipment and hoses. The filters are used inline with circuitry, hoses and anesthesia, ventilation and respiratory equipment. The use of the filter serves to remove viruses and bacteria from the airflow, control the moisture delivered to the patient and keep equipment contaminant free. Emergency Filtration has received FDA 510K approval for the filters as Class II medical devices. The breathing circuit filter was introduced in 2002, however this product does not account for any sales to date. In an effort to promote market entry, additional configurations with variations of moisture output are being developed. No additional FDA filings will be required. The patents for the filters are assigned to Emergency Filtration.

- ELVIS BVM. Emergency Filtration has designed another configuration of their technology called ELVIS (Emergency Life Support Ventilation and Intubation System) for the BVM market. The product is a self-contained device that delivers medicine in aerosol form and a bag with built-in CO(2) monitoring capabilities. Patents have been granted for this product and Emergency Filtration has executed an agreement whereby it acquired the rights for commercial exploitation of the patents. A working prototype is currently being worked on although the completion date is currently unknown. Upon completion of a working prototype, Emergency Filtration will determine the marketing plan for the product. Emergency Filtration is currently negotiating manufacturing arrangements, the outcome of which is also currently unknown. An 510K application will likely be filed with the FDA at a later date. A product submitted to the FDA under a 510K application will be subject to an approval process that will last an indeterminate amount of time and may or may not be approved. Emergency Filtration plans to introduce ELVIS in the future. ELVIS currently does not account for any of our sales.

- Personal Environmental Mask. Another configuration of Emergency Filtration's technology is a personal environmental mask designed to address concerns of biological contamination in a workplace or other environment. The mask possesses a disposable filter using our technology and an enhanced matrix of charged nanoparticles designed to protect the user from possible inhalation of biological contaminants. The product is currently expected to be sold under three distinct product offerings; 1) one mask with one replaceable filter, 2) one mask with six replaceable filters, and 3) a package of six replaceable filters. The masks are expected to be offered in five colors; green, blue, white, black and orange. Emergency Filtration recently entered into an agreement with a Taiwan based company, Weise Labs, Inc. (Weise) during April 2003. (See Manufacturing and Distribution Agreements below). Weise has just recently begun production of the masks during the third quarter of 2003 after a number of production delays caused by materials shortages and product redesign efforts, and is currently pursuing marketing activities in the Asian markets. Emergency Filtration and Weise have recently increased the production capacity in its Taiwanese facility in anticipation of an increased demand for its products. At present, Emergency Filtration's Taiwanese manufacturing facility is capable of producing 8,000 to 12,000 filters per day. Emergency Filtration does not expect to incur additional production delays due to material shortages or redesign efforts in the near future unless a significant increase in demand occurs beyond that which is already expected. Emergency Filtration will not seek FDA approval for this product at the present time. Emergency Filtration has in addition, recently acquired the license to manufacture and distribute these personal protection masks enhanced with nanoparticles. Emergency Filtration expects to begin selling these masks and filters during early 2004 but these products currently do not account for any sales.

In addition, Emergency Filtration has also recently begun discussions with a large Asian multinational company who has shown interest in a possible distribution agreement for our medical products in Japan, China, and other Far Eastern countries, although a definitive agreement has not yet been reached.

Manufacturing and Distribution Agreements

     Emergency Filtration contracted in December 1997 with Westmed, an FDA manufacturing facility in Tucson, AZ, for the manufacture and production of its proprietary filter products. An FDA manufacturing facility is an establishment that has applied for and received acceptance by the FDA and passed its FDA inspections to maintain compliance as an FDA manufacturing facility. All materials for the manufacturing and packaging is supplied by Emergency Filtration. The agreement with Westmed will remain in effect until terminated by either party. Distribution, warehousing and order fulfillment for the RespAide products are managed at Emergency Filtration's Henderson, NV facility.

     The Superstat products are manufactured by Superstat Corporation, also an FDA manufacturing facility, in Rancho Dominguez, CA, and drop shipped to Emergency Filtration's customers from that facility. Emergency Filtration has an exclusive distribution agreement with Superstat Corporation whereby Emergency Filtration has the rights to distribute the Superstat product to all US military medical installations and military medical installations of other national governments not in conflict with US restrictions. Emergency Filtration pays Superstat Corporation once the product is drop shipped to the final customer. The agreement, signed in January 1998 and amended in 2001 to add international governments, was originally for one year, but has been renewed annually for one year periods until terminated by either party.

     As previously discussed, Emergency Filtration entered into a "Manufacturing and Distribution Services Agreement" during April 2003 with Weise Labs, Inc. (Weise), a Taiwan based company, whereby Weise will have exclusive worldwide rights to manufacture Emergency Filtration's nano-enhanced environmental masks and other masks using related technology, and will provide certain marketing and distribution services to Emergency Filtration in connection with the distribution of such mask products in the Asian territory. Weise is currently working on potential agreements between them and certain key distributors in the Asian markets to distribute the masks. No agreements have been finalized with these key distributors as of the current date but Weise has allocated the initial production of the masks to these distributors pending completed contracts. Emergency Filtration will compensate Weise based upon certain criteria as to whether or not Weise has provided distribution services subsequent to the manufacture of the product.

     For example, for each mask sold in which Weise provided distribution services for, Emergency Filtration will pay Weise an amount equal to the cost to Weise of designing, fabricating, and manufacturing the particular mask sold. For each mask sold in which Weise did not provide distribution services for, Emergency Filtration will pay Weise 125% of the manufacture cost. For those masks sold where Weise provided distribution services, Emergency Filtration will pay Weise an additional fee of 5% of the selling price of the mask (Distribution
Fee), plus a margin fee totaling 42.5% of the net profit realized, per unit, on the masks after deducting the manufacturing cost and distribution fee incurred per unit sold. In addition, Emergency Filtration has agreed to pay an oversight fee of approximately 15% of the applicable profit margin (after the distribution fee) to an outside company (Chan, Chamberlain & Associates, Inc.) for management and advisory services related to the distribution of the product. Weise will arrange for and oversee inventory and storage of the masks following completion of manufacturing and prior to shipment and will arrange for and oversee shipping and transport of the masks to customers in the Asian markets. Weise will also identify customers in the Asian market and assist Emergency Filtration in pursuing those customers. Weise will also invoice and receive payments from any Asian customers and subsequently forward the collected funds to Emergency Filtration, less their applicable fees and costs. It is currently estimated that Emergency Filtration will recognize an approximate 30% profit margin on environmental mask product sales that will be distributed by Weise, based upon the estimated sales price of the masks in the Asian market less the current estimated costs of manufacuturing the product and the corresponding distribution and oversight fees of approximately 20% as described above. It is currently estimated that Emergency Filtration will recognize an approximate 50% profit margin on all other environmental mask product sales not distributed by Weise, but distributed through Emergency Filtration's efforts. Overall, Emergency Filtration is expected to recognize an approximate 40% profit margin on all environmental mask product sales. The agreement will remain in effect unless terminated by either party.

Emergency Filtration has in addition, as previously briefly discussed, recently begun discussions with a large Asian multinational company who has shown interest in a possible distribution agreement for our medical products in Japan, China, and other Far Eastern countries, although a definitive agreement has not yet been reached.

Additional Potential Applications

     Emergency Filtration believes its technology may have application for the following products, although we do not market or sell these products or applications at the present time and do not have any plans or contracts to do so in the near future:

- air filtration systems for semiconductor manufacturing and laboratory "clean rooms".
- heating, ventilating and air conditioning (HVAC) filters for use in commercial and residential buildings, airplanes, and motor vehicles.

     Emergency Filtration has also been participating in a Department of Defense sponsored research program conducted by California State University (San Bernardino) (CSUSB) to determine the potential military and industry applications of Emergency Filtration's filtering technology. Over the past several months, U.S. Soldier and Biological Chemical Command (SBCCOM), in conjunction with CSUSB, has been examining how to apply Emergency Filtration's filter technology to a large number of potential applications in the military and private industries. The program has conducted a number of cost and user needs analyses, economic analyses, and technical viability studies on Emergency Filtration's filter technology. According to the studies, numerous potential applications of Emergency Filtration's filter technology have been identified.

     Emergency Filtration will submit its filter technology to a final testing phase which is to be conducted under U.S. Army auspices. Assuming successful completion of this final testing program, Emergency Filtration may become eligible for a series of grants from the U.S. Army and related agencies. In addition, Emergency Filtration will be permitted to market any products that it develops, subject to governmental approval, to the private sector.

     Product development remains an important part of our business but our primary focus at the present time is on increasing our product sales through a marketing driven sales effort in order to increase revenues that will ultimately cover total expenditures.

(2)  Distribution methods of the products or services.

     To reach the market, Emergency Filtration has entered into contractual arrangements with a number of U.S. and international suppliers. The agreements are non-exclusive with no minimum order requirements with the exception of one agreement with WorldPoint ECC, Inc. (WorldPoint) which is for a configuration of an Automated External Defibrillator (AED) Prep Kit which includes the RespAide device. This agreement with WorldPoint is exclusive as Emergency Filtration is prohibited from selling or reproducing the product itself or through agents and WorldPoint is prohibited from reproducing the product in any form. WorldPoint is not expressly prohibited, however, from selling competing products worldwide. The agreement is for all territories with no restrictions and automatically renews on a yearly basis unless terminated by either party. Termination provisions include insolvency, material breach and failure to meet standards. The agreement also requires yearly orders of a minimum of 1,000 units equal to approximately $10,000. The total revenue generated from these agreements represents approximately 5-10% of overall sales during 2001, 2002 and 2003.

     As previously explained, Emergency Filtration has also entered into an exclusive distribution agreement with Superstat Corporation for the distribution of the Superstat product and has just recently entered into a Manufacturing and Distribution Agreement with a Taiwan based company for the marketing and distribution of the personal environmental masks in the Asian markets (See Manufacturing and Distribution Agreements above).

     Emergency Filtration intends to firmly establish its reputation for supplying a high quality medical air filter, and then begin aggressively commercializing the technology in the HVAC category. Emergency Filtration estimates that the addition of HVAC applications will increase the total addressable market for dual-filtered vapor isolation valve technology.

(3)  Status of any publicly announced new product or service.

              As described above, Emergency Filtration has just recently signed a Manufacturing and Distribution Services Agreement with Weise Labs,
Inc. (dated April 30, 2003) for the manufacture and distribution of personal protection masks in the Asian market (see Manufacturing and Distribution Agreements above). Emergency Filtration has recently leased production facilities and a warehouse building outside of Taipei, Taiwan, produced molds, purchased raw materials and has just recently commenced production of the new masks for future sale (see Principal Products or Services and Their Markets above).

(4) Competitive business conditions and Emergency Filtration's competitive position.

     The medical device industry is a highly competitive sector of the health care industry and there are a large number of established and well financed entities with significantly greater financial resources, technical expertise and in-depth managerial capabilities than Emergency Filtration. Competitors include two major manufacturers of CPR devices, Laerdal and MDI (both internationally based companies) and two major manufacturers of hemostatic collagens, Johnson & Johnson and MedChem Products, Inc. A major competitor in the personal protection mask market is 3M Corporation and a major competitor in the breathing circuit filter market is PALL Corporation. Although Emergency Filtration has achieved patent protection for most of its products, there is no assurance that other entities may not compete in or enter the medical and commercial market in competition with Emergency Filtration.

     Although the medical device industy is highly competitive, Emergency Filtration's Respaide and disposable filter products are believed to show highly efficient filtration, filter exhaled breath in both directions, are considered easy to use, and have ISO specification of ports for use with BVM and endotracheal tubes. Emergency Filtration's Superstat product is considered to be safe and easy to use, leaves no residue and does not need to be removed after use, and dissolves on contact with blood. Emergency Filtration's competitive weaknesses for their existing product line, however, include product price and availability.

     Emergency Filtration recently, after extensive market research and consultations with Weise Labs, Inc. (Emergency Filtration's master distributor and local manufacturing agent in the Asian Pacific market), redesigned its product offerings to a more suitable price for the Asian markets, including three distinct product offerings; 1) one mask with one replacable filter, 2) one mask with six replaceable filters, and 3) a package of six replacable filters. Due to recent virus outbreaks in the Far East such as SARS, there has been a recent increase in the supply and demand for suitable mask products thus flooding the market with competing less superior products. This increased supply has initially caused the prices to decline. In addition, this increased demand for suitable masks in these markets initially caused a number of production delays in Taiwan due to materials shortages. Emergency Filtration does not believe, however, that it will experience additional delays or shortages of product materials in the near future unless an additional extraordinary increase in demand for the personal protection environmental masks occurs.

(5) Sources and availability of raw materials and the names of principal suppliers.

     The raw materials utilized in the production of Emergency Filtration's proprietary products are readily available from a variety of manufacturers including 3M Corporation and Versal. As previously discussed, Emergency Filtration has recently experienced production delays in Taiwan due to material shortages. These shortages have since been abated and Emergency Filtration does not expect significant raw material shortages in the future, unless a dramatic increase in the demand for personal protection environmental masks occurs.

(6)  Dependence on one or a few major customers.

     The majority (approximately 80-90% annually) of Emergency Filtration's sales have been to the U.S. military. If the orders from the military were to decrease or increase, it would have a material impact on Emergency Filtration's operations.

(7) Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

     On February 9, 1996, Emergency Filtration entered into an Agreement with Douglas K. Beplate, President of Emergency Filtration, whereby Mr. Beplate granted to Emergency Filtration all rights, including patent rights, to the commercial exploitation of a dual filtered rotary isolation valve. On June 18, 1996 once the notification that the patent would be issued, Douglas K. Beplate executed the Assignment of Invention, assigning to Emergency Filtration all rights to exploit the dual filtered rotary isolation valve technology.


     Effective April 1, 2003, Emergency Filtration entered into an "Agreement For Assignment of Technology" with Douglas Beplate whereby Mr. Beplate assigned all of his rights, title and interest in various technology, patents and patent applications to Emergency Filtration. This agreement is entirely separate from the original agreement entered into with Mr. Beplate during 1996 as described above. The 1996 agreement and technology transfer were for the dual rotary isolation valve and any amendments to that patent. This new agreement effective April 1, 2003 reflects the technologies of hydrophobic and hydrophilic filtration used in a BVM setting, the rescission of the 5% royalty included in the original agreement on the Respaide technology, and the license of nano coatings on any filter configuration for environmental masks and any other application for US military use only. Mr. Beplate is to receive a 1% royalty on the gross sales of any and all products utilizing this acquired technology. No royalties have been paid or accrued pursuant to this agreement as of the date of this filing.

     Emergency Filtration most recently (September 2003) received notification of the approval for the issuance of a U.S. patent for its combined hydrophobic - hydrophilic filtration application. The patent was issued to Mr. Doug Beplate, Emergency Filtration's President, and assigned to Emergency Filtration as part of the April 1, 2003 agreement mentioned above. This patent is the 12th patent to be assigned to Emergency Filtration.

     Emergency Filtration's United States patents are as follows:

         Patent No./
         Patent App. No.         Description                                            Expiration
         5,575,279               Dual-filtered Rotary Isolation Valve for Resuscitation 11/2016
         6,375,854               Combined Hydrophobic-hydrophilic Filter for Fluids     4/2023
                                 (Smaller to Larger)
         10/128,367              Combined Hydrophobic-hydrophilic Filter for Fluids     4/2022
                                 (Larger to Smaller)
         6,062,217               Portable Emergency Safety Resuscitator                 5/2020
         6,276,363               Portable Emergency Safety Resuscitator                 8/2021
         09/934,016              Medical Port for Emergency Safety Resuscitator         Pending

         Emergency Filtration's international patents are as follows:

         Patent No./
         Patent App. No.       Country               Description                                 Expiration
         2,246,770             Canada                Dual-filtered Rotary Isolation Valve        11/2017
         723311                Australia             Dual-filtered Rotary Isolation Valve        11/2017
         96945105.3            France                Dual-filtered Rotary Isolation Valve        11/2017
         69610644              Germany               Dual-filtered Rotary Isolation Valve        11/2017
         0873151               U.K.                  Dual-filtered Rotary Isolation Valve        11/2017
         PCT/US02/26347        International         Medical Port for Emergency Safety           Pending
                                                     Resuscitator

(8)  Need for any government approval of principal products or services

     Emergency Filtration has received Food and Drug Administration ("FDA") approval for its RespAide CPR isolation mask and vapor isolation valve (disposable filter for BVM's) and the breathing circuit filters as Class II medical devices. Compliance with the approval of the devices requires that they be manufactured in an FDA approved manufacturing facility. Emergency Filtration currently uses Westmed, an approved facility.

     Emergency Filtration will likely file a 510K application for acceptance as a Class II medical device for the new ELVIS product in the future. At this time, Emergency Filtration does not intend to file a premarket notification or premarket approval process, but rather the 510K application. If a 510K application is filed, there is an evaluation process that may or may not result in approval to market the device in the United States. The 510K application evaluation process requires the submission and review of detailed information, including but not limited to, product drawings, prototypes, claims and functions, laboratory testing, manufacturing processes, labeling, quality control and compliance with inspections, post-mark obligations, and import/export requirements. At this time, Emergency Filtration believes that no clinical trials will be required, however, additional information, including clinical trials, may be requested by the FDA once the 510K application is submitted and reviewed.

     Emergency Filtration is required to register on a yearly basis with the FDA and is listed as a manufacturer but is not subject to inspections at its Henderson, NV facility at the present time due to the fact that the manufacturing processes are performed by Westmed and Superstat (for the Superstat products only), at their facilities in Tucson, AZ and Rancho Dominquez, CA, respectively, which are both subject to FDA inspections.

(9)  Effects of existing or probable governmental regulations on the business.

     Emergency Filtration is not aware of any existing or probable governmental regulations on business in addition to the FDA regulation which is discussed in detail above.

(10) Research and Development expenditures during each of the last two fiscal years.

     The Research and Development expenditures for the last two years were as follows:

- 2002 ($12,206) These costs are prototype development costs associated with the new products such as materials, supplies, consulting fees, etc.
- 2001 ($15,797) These costs are prototype development costs associated with the new products such as materials, supplies, consulting fees, etc.

(11) Costs and effects of compliance with environmental laws.

     Emergency Filtration is not aware of any cost or effect of compliance with environmental laws.

(12) Number of total employees and number of full time employees.

     Emergency Filtration has 2 full time and 2 part time employees. Emergency Filtration has oral agreements with Douglas K. Beplate, President, and Peter Clark, Secretary/Treasurer, calling for salary payments of $96,000 per year, and $72,000 per year, respectively. The above salaries have been paid through September 30, 2002 through the issuance of common stock. The remaining amounts are being accrued, and may be paid through the issuance of additional stock or in cash if Emergency Filtration has funds to pay the accrued amounts. Any accrued amounts are non-interest bearing and subject to change only upon approval by the Board of Directors. All other employees are hourly and at-will.

     Emergency Filtration also retains the services of one full time consultant (Ms. Wendy Harper) pursuant to an oral consulting arrangement at an estimated annual cost of $72,000. The consultant provides ongoing accounting, secretarial and general managerial consulting to Emergency Filtration.

(c)  Reports to security holders

     The public may read and copy any materials Emergency Filtration files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Emergency Filtration's website is http://www.Emergencyfiltration.com

Item 17.        Management's Discussion and Analysis or Plan of Operation

General

     Since our inception, Emergency Filtration has been involved in the development of its technology. During this time revenues have not been adequate to cover operating expenses. Without adequate revenues to offset expenditures, we have reported a loss in each of our years of existence. To date, Emergency Filtration has funded itself by way of a series of private equity placements. As of the quarter ended June 30, 2003, Emergency Filtration had offset its accumulated deficit in this manner. The most valuable asset of Emergency Filtration is its intellectual property and technology. Emergency Filtration has acquired the rights to certain intellectual property, which property includes title to the patent on a component of an emergency CPR assistance device, called a dual-filtered rotary isolation valve and the rights to certain other technologies related to environmental masks. Rights pertaining thereto include the right to maintain, sell and improve the devices, and to license those rights. Although we believe our technology to be very valuable in the economic sense, this value is not quantified as such on Emergency Filtration's Balance Sheet.

     As previously discussed, Emergency Filtration has recently entered into a manufacturing and distribution services agreement with Weise Labs, Inc. (Weise), a Taiwan based company, whereby Weise will have exclusive worldwide rights to manufacture Emergency Filtration's nano-enhanced environmental masks and other masks using related technology, and will provide certain marketing and distribution services to Emergency Filtration in connection with the distribution of such mask products in the Asian territory. Emergency Filtration has advanced funds of approximately $200,000 through September 30, 2003 in order to manufacture molds, to set up a manufacturing facility for production, to purchase raw materials, and begin producing the environmental masks. Emergency Filtration expects future costs, however, to be minimal since costs of distribution and marketing of the products in the future are incorporated into the agreement with Weise.

Operational Results

---------------------
Three Months and Nine Months Ended September 30, 2003 compared with 2002
----------------------------------------------------

     Revenues: During the three months and nine months ended September 30, 2003, Emergency Filtration reported revenues of $379,549 and $752,007, respectively, compared to $118,912 and $240,877, respectively, for the three months and nine months ended September 30, 2002. Revenues for the three months ended September 30, 2003, compared to the three months ended September 30, 2002, increased substantially (219%) because of the substantial increase in orders from the military due to ongoing international conflicts in Afghanistan and Iraq. Revenues for the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002, increased by approximately 212% for the same reasons mentioned above. The US military has substantially increased their orders during 2003 due to ongoing international conflicts throughout the world and Emergency Filtration is now focusing on a marketing-driven sales effort in order to increase revenues that will ultimately cover total expenditures. Emergency Filtration is also now focusing on marketing and selling the environmental masks and associated filters in the Asian markets. Revenues have been generated in part from the sale of the emergency CPR assistance device ($19,013 and $18,938 for the three months ended September 30, 2003 and 2002, respectively, and $124,146 and $78,579 for the nine months ended September 30, 2003 and 2002, respectively). Additionally, Emergency Filtration generated revenues related to Superstat, a modified collagen hemostat, for which they have exclusive distribution rights to the U.S. and foreign governments and militaries. Revenues related to Superstat were $360,536 and $99,975 for the three months ended September 30, 2003 and 2002, respectively, and $627,861 and $162,299 for the nine months ended September 30, 2003 and 2002, respectively. This represents a significant increase from 2002 to 2003 for Superstat as a result of the increased orders from the U.S. military as described above. For the three months ended September 30, 2003 and 2002, the approximate percentage of revenues derived from sales to the U.S. government and military was 95% and 84%, respectively. For the nine months ended September 30, 2003 and 2002, the approximate percentage of revenues derived from sales to the U.S. government and military was 83% and 67%, respectively. In addition to competition from other companies that may offer alternative products, the Company's sales to the military are dependent on the current state of foreign affairs and international conflicts with a U.S. military presence and the resulting perceived need for the Company's products in the U.S. government and military.

     Cost of Sales: During the three months and nine months ended September 30, 2003, Emergency Filtration reported cost of sales of $255,107 and $498,031, respectively, compared to $79,933 and $157,359, respectively, for the three months and nine months ended September 30, 2002. This represents an increase of approximately 219% for the three months ended September 30, 2003 and approximately 216% for the nine months ended September 30, 2003. These increases are relatively proportionate to and consistent with the increases in revenues for the same periods except for minor margin decreases. Costs as a percentage of sales were 67% and 66% for the three months and nine months ended September 30, 2003, respectively, compared to 67% and 65% for the three months and nine months ended September 30, 2002, respectively. Emergency Filtration expects costs as a percentage of sales to be approximately 60-65% in the future unless significant changes occur in the cost of materials. Costs as a percentage of sales is expected to be slightly less than in the past due to the expected increase in sales in the Asian markets and the corresponding reduced costs overall in those markets. The significant components of Emergency Filtration's cost of sales include actual product cost, including outsourced manufacturing and packaging, freight and shipping, and royalties paid on revenues generated.

     Operating Expenses: General and administrative expenditures decreased for the three months ended September 30, 2003 as compared to the three months ended September 30, 2002 to $229,572 from $506,836, representing a decrease of approximately 55%. General and administrative expenditures decreased for the nine months ended September 30, 2003 as compared to the nine months ended September 30, 2002 to $685,150 from $872,473, representing a decrease of approximately 21%. These reductions from 2002 to 2003 are the result of decreased consulting and legal fees incurred during 2003. As a result, Emergency Filtration issued fewer shares of common stock for services rendered to outside consultants and lawyers during 2003 as compared to 2002. Consulting expense, which was paid for through the issuance of common stock totaled $187,720 for the nine months ended September 30, 2003, compared to $531,440 for the nine months ended September 30, 2002. Emergency Filtration does not expect to incur additional significant consulting expenses in the near future. The significant components of our operating expenses for the nine months ended September 30, 2003 have been salaries and wages totaling $148,770, consulting and other professional services totaling $354,806, product and liability insurance totaling $47,419, and office rent totaling $37,409.

     Research and development: Future research and development costs for testing, validation and FDA filings for potential new products are estimated to be immaterial and range from $25,000 to $35,000 during the next twelve months. An additional $60,000 to $70,000 may also be required for the commission of molds for these potential new products. These R&D costs are expected to be paid using capital funds raised during early 2003. The significant components of Emergency Filtration's planned research and development activities include prototype development and materials, governmental filings and laboratory testing.

     Depreciation and amortization expense: Depreciation and amortization expense increased from $8,398 and $25,003 to $28,108 and $62,333 during the three months and nine months ended September 30, 2002 and 2003, respectively. (Reported amounts for cost of sales, general and administrative expenses, and research and development do not include any depreciation or amortization costs for the periods presented).

     Other Expense: Interest expense increased from $72 and $2,224 to $572 and $3,208 during the three months and nine months ended September 30, 2002 and 2003, respectively. Emergency Filtration's interest expense is primarily due to the financing of its liability insurance.

     Net loss: Emergency Filtration had a net loss of $137,936 for the three months ended September 30, 2003 or $0.01 per share based on a weighted average of 27,265,517 common shares outstanding, compared to a net loss of $500,115 for the three months ended September 30, 2002 or $0.03 per share based on a weighted average of 14,528,063 common shares outstanding. Emergency Filtration had a net loss of $504,612 for the nine months ended September 30, 2003 or $0.02 per share based on a weighted average of 23,209,135 common shares outstanding, compared to a net loss of $840,670 for the nine months ended September 30, 2002 or $0.07 per share based on a weighted average of 12,751,383 common shares outstanding.


Year ended December 31, 2002 compared to year ended December 31, 2001
---------------------------------------------------------------------
     Revenues: During 2002, Emergency Filtration reported revenues of $260,215. This is a decrease of approximately 44% over revenues of $461,216 for the year ended December 31, 2001. This decrease is primarily due to the decline in government revenues overall. The beginning of 2001 showed a significant amount of revenues from the government that have since decreased overall, although revenues have begun to increase recently due to international conflicts in Iraq and other areas in early 2003. Revenues have been generated in part from the sale of the emergency CPR assistance device ($98,130 and $294,119 for the years ended December 31, 2002 and 2001, respectively) and Emergency Filtration is now focusing on a marketing driven sales effort in order to increase revenues that will ultimately cover total expenditures. Additionally, Emergency Filtration generated revenues related to Superstat, for which Emergency Filtration has exclusive distribution rights to the U.S. government and military. Revenues related to Superstat were $162,085 and $167,097 for the years ended December 31, 2002 and 2001, respectively. Emergency Filtration recently secured exclusive distribution rights to foreign governments and militaries for Superstat. For the years ended December 31, 2002 and 2001, the percentage of revenues derived from sales to the government were 80% and 86%, respectively. Governmental orders from the military are dependent on current foreign affairs and international conflicts and the need for emergency products in the US military.

     Cost of Sales: During 2002, Emergency Filtration reported cost of sales of $167,760 compared to $301,935 during 2001. This represents a decrease of approximately 44% which is consistent with the decrease in revenues for the same period. Costs as a percentage of sales were 64% and 65% for the years ended December 31, 2002 and 2001, respectively. Emergency Filtration expects costs as a percentage of sales to be approximately 62% to 67% in the future unless significant changes in the cost of materials occur. The significant components of Emergency Filtration's cost of sales include actual product cost, including outsourced manufacturing and packaging, freight and shipping, and royalties paid on revenues generated.

     Operating Expenses: General and administrative expenditures for the year ended December 31, 2002 as compared to the year ended December 31, 2001 decreased to $1,188,233 from $1,218,135, representing a decrease of approximately 2%. This change is primarily due to the following: 1) During 2001, additional expense of $311,607 was recorded from the granting of common stock options. No options were granted during 2002, and 2) During the year ended December 31, 2001, Emergency Filtration issued common stock for services rendered totaling $314,322. During the year ended December 31, 2002, Emergency Filtration issued common stock for services rendered to various outside consultants totaling $670,441. Emergency Filtration does not expect to incur additional significant consulting expenses through the issuance of common stock in the near future. The significant components of our operating expenses for the year ended December 31, 2002 include salaries and wages totaling $312,300, consulting and other professional services totaling $664,406, product and liability insurance totaling $43,739 and office rent totaling $42,782.

     During the year ended December 31, 2001, Emergency Filtration recorded expenses associated with the granting of options of $311,607. Included in that amount was an expense of $161,390 for an option provided in an agreement Emergency Filtration entered into with Pacific Investors, Ltd., an unrelated investment firm, for financial advising and placement agent services. On October 24, 2001, Emergency Filtration executed a separate agreement in which the parties agreed to vacate the original agreement. In the terms of the new agreement, the option was canceled and Emergency Filtration agreed to issue to Pacific Investors, Ltd. 60,000 shares of the common stock of Emergency Filtration as the remaining compensation due for consulting services. The remaining amount of $150,217 recorded in 2001 was additional expense as a result of options granted in 2000.

     Research and development: Research and development costs decreased from $15,797 to $12,206 during the years ended December 31, 2001 and 2002, respectively. Emergency Filtration expects research and development costs to increase in the future as Emergency Filtration has plans to pursue the development of additional products during 2003 (See discussion in the Operational Results section for the three months ended March 31, 2003). The significant components of our research and development costs include prototype development and materials, governmental filings and laboratory testing.

     Depreciation and amortization expense: Depreciation and amortization expense increased from $24,783 to $30,143 during the fiscal year ended December 31, 2001 and 2002, respectively. Cost of sales, general and administrative expenses, and research and development cost captions do not include any depreciation or amortization costs for each period presented.

     Other Expense: Interest expense decreased from $8,250 to $2,540 during the years ended December 31, 2001 and 2002, respectively. Emergency Filtration's interest expense is primarily due to our financing of our liability insurance.

     Net loss. We had a net loss of $1,140,667 in 2002 or $0.08 per share based on a weighed average of 13,920,976 common shares outstanding, compared to a net loss of $1,116,307 in 2001 or $0.10 per share based on a weighted average of 10,748,364 common shares outstanding.

Liquidity and Capital Resources - Capital Funding
------------------------------------------------------------------
Cash Requirements

     Through the funds raised during early 2003 of approximately $1,000,000, net of offering costs, (representing the selling security holders), Emergency Filtration believes that they will now have sufficient funds to operate for the next twelve months. Emergency Filtration may also receive additional funds of up to approximately $585,000 through the exercise of common stock warrants. Following the next twelve months, should revenues fall short, Emergency Filtration will need to raise additional capital for ordinary working capital. As of this time, Emergency Filtration does not anticipate additional funding requirements. These funds will be used for ongoing operations and to fund the research and development objectives as described below.

Research and Development objectives during the next 12 months are:

1. Emergency Filtration intends to bring additional products to market during the next twelve months, including the breathing circuit filters, the ELVIS BVM bag, and personal environmental masks as previously described. The research and developments costs associated with the ELVIS BVM device will be the most significant. The estimated expense for testing, validation and FDA filings for ELVIS will be approximately $25,000. The research and development costs for the other products are expected to not exceed $10,000.

2. The commission of molds for Emergency Filtration's new products will require approximately $70,000 over the next twelve months.

These research and development costs are expected to be paid using the funds raised during early 2003.

     Emergency Filtration, pursuant to a manufacturing agreement with a company in Taiwan, has used a portion of the funds raised during 2003 for additional equipment, inventory and operating costs of approximately $180,000. These costs were funded using the proceeds raised from the various private placements during 2003.

     Due to the increased exposure and liability for public entities, the cost of our liability insurance has increased substantially over the past several years. Emergency Filtration's insurance policies cover general/product, directors and officers, and employment practices liability. Currently, the cost of this insurance coverage is approximately $70,000 annually. Emergency Filtration does not expect the cost to increase substantially, however, over the next few years.

     During the current fiscal year 2003, Emergency Filtration has sold approximately 5,800,000 shares of common stock and warrants exercisable for shares of common stock pursuant to various subscription agreements (representing the selling security holders) and raised approximately $1,000,000 through these issuances for ongoing operations, additional research and development, molds and other needed operating capital (see Item 26 - Recent Sales of Unregistered Securities).

     During February 2003, Emergency Filtration issued 636,000 shares of common stock for services rendered pursuant to an S-8 registration, valued at $0.22 per share, for a total of $139,920 as follows:

                               Number                 Total
         Individual           of Shares               Value           Description of Services
         ----------           ---------             -------           -----------------------

         Ronald Kaufman        200,000              $44,000           Legal services
         Ron Stauber           200,000              $44,000           Legal services
         John Thompson          50,000              $11,000           Legal services
         Pat Gorman             25,000               $5,500           Managerial consulting
         Wendy Harper          111,000              $24,420           Accounting, secretarial and general
                                                                       managerial consulting
         Lin Chan               50,000              $11,000           Managerial and accounting related
                                                                       consulting services

     In addition, during May 2003, Emergency Filtration issued 93,334 shares of common stock valued at $0.63 per share for services rendered totaling $58,800 as follows:


                               Number                 Total
         Individual           of Shares               Value           Description of Services
         ----------           ---------             -------           -----------------------

         Richard Day             10,000               $6,300           Legal services
         Lin Chan                55,556              $35,000           Accounting and marketing services
         Pat Gorman              27,778              $17,500           Managerial consulting


     On March 20, 2002, Emergency Filtration issued 321,000 shares of common stock for services rendered pursuant to an S-8 Registration Statement, valued at $0.40 per share for a total of $128,400 as follows:

                               Number                 Total
         Individual           of Shares               Value           Description of Services
         ----------           ---------             -------           -----------------------

         Sterling Peterson      213,000             $85,200           Marketing and managerial consulting
         MaryAnn Long            20,000              $8,000           Marketing services
         Richard Day             10,000              $4,000           Legal services
         Wendy Harper            60,000             $24,000           Accounting, secretarial and general
                                                                       managerial consulting
         Lin Chan                18,000              $7,200           Managerial and accounting related
                                                                       consulting services

     On August 15, 2002, the following shares of common stock were issued:

- 714,500 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of $142,900 in advances made to Emergency Filtration.

- 1,106,593 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries for 2000, 2001 and part of 2002 totaling $169,174, royalties due totaling $17,845 and additional compensation totaling $34,300.

- 958,398 shares of common stock were issued to Peter Clark, Sec/Treas. valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries totaling $191,680.

- 331,584 shares of common stock pursuant to an S-8 Registration Statement were issued to Wendy Harper, outside consultant, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of consulting fees totaling $66,317. Ms. Harper provides outside accounting, secretarial, and general managerial consulting services to Emergency Filtration.

- 525,000 shares of common stock were issued to the directors of Emergency Filtration valued at $0.20 per share (equal to the market price on the date of issuance) totaling $125,000 as follows:

            -        Doug Beplate              100,000 shares totaling $20,000
            -        Sherman Lazrus            100,000 shares totaling $20,000
            -        Raymond Yuan              100,000 shares totaling $20,000
            -        Frank Corsini             100,000 shares totaling $20,000
            -        Thomas Glenndahl          100,000 shares totaling $20,000
            -        Peter Clark                25,000 shares totaling $5,000

- 100,000 shares were issued to various officers and other related individuals valued at $0.20 per share (equal to the market price on the date of issuance) for the cancellation of 3,200,000 common stock options outstanding as mentioned above:

           -         25,000 shares issued to Sherman Lazrus, interim CEO
           -         25,000 shares issued to Raymond Yuan, Director
           -         25,000 shares issued to Peter Clark, Sec/Treas
           -         25,000 shares issued to Douglas Beplate, President


- 713,200 shares of common stock were issued to various consultants pursuant to an S-8 Registration Statement valued at $0.20 per share (equal to market price on the date of issuance) for services rendered totaling $142,640 as follows:

                               Number                 Total
         Individual           of Shares               Value           Description of Services
         ----------           ---------             -------           -----------------------

         Sterling Peterson     125,000              $25,000           Marketing and managerial consulting
         Steve Hanni           100,000              $20,000           Accounting services
         Ann Sargent            10,000               $2,000           Managerial consulting services
         Thomas Fehr           200,000              $40,000           Patent related legal services
         Ron Kaufman            50,000              $10,000           Legal services
         Pat Gorman             40,000               $8,000           Managerial consulting
         Ron Stauber           150,000              $30,000           Legal services
         Kenneth Makarius         4,100                $820           Marketing services
         Jack Pirozzi             4,100                $820           Marketing services
         Diana Newman             6,000              $1,200           Marketing services
         George Pappaeliou       24,000              $4,800           Marketing services

- 60,000 shares of common stock were issued to a consultant (Ying Wang) valued at $0.50 per share (based upon an originally agreed upon price) in lieu of outstanding debt totaling $30,000.

- 570,000 shares of common stock were issued to certain employees and other outside individuals valued at $0.20 per share (equal to market price on the date of issuance) for services rendered valued at $114,000 as follows:

                               Number                 Total
         Individual           of Shares               Value           Description of Services
         ----------           ---------             -------           -----------------------

         David Gray            100,000               $20,000           Patent legal services
         Wendy Harper          250,000               $50,000           Accounting, secretarial and general
                                                                       managerial consulting
         Etienne Le Monnier    100,000               $20,000           Marketing services
         Patrick Sheedy        100,000               $20,000           Managerial consulting services
         Phyllis Simon          10,000                $2,000           Marketing services
         Ann Sargent            10,000                $2,000           Marketing consulting

     On August 15, 2002 and October 15, 2002, a total of 300,000 shares of common stock were issued to Sherman Lazrus, interim CEO, valued at an average price of $0.37 per share (equal to the market price on each date of issuance) in payment of services rendered in connection with being CEO totaling $111,000.

     On October 25, 2002, 100,000 shares of common stock were issued to Raymond Yuan, Director, valued at $0.28 per share (equal to market price on the date of issuance) in payment of consulting services rendered totaling $28,000.

     At September 30, 2003, we had working capital of $200,755. Emergency Filtration had current assets of $727,378 consisting of cash and cash equivalents of $298,504, accounts receivable of $232,185, inventory of $141,173 and prepaid expenses and other of $55,516. Emergency Filtration's remaining assets consist of property and equipment (net) totaling $104,542, patents, net of accumulated amortization, totaling $1,015,402 and deposits of $8,584. Accounts receivable are significantly higher at September 30, 2003 ($232,185) as compared to December 31, 2002 ($16,135) because of certain revenues generated in late September 2003 for which cash collections were not received until subsequent to September 30, 2003. The accounts receivable, net of the allowance for doubtful accounts of $7,700, at September 30, 2003 are considered to be fully collectible.

     At September 30, 2003, current liabilities consisted mainly of operating accounts payable totaling $264,537, as well as advances from related parties and accrued wages to various officers and employees totaling $196,707. Accrued expenses totaled $43,819 and a note payable for Emergency Filtration's liability insurance totaled $21,560 at September 30, 2003.

     Net cash used in operations was $157,222 for the nine months ended September 30, 2003. Net cash used in operations was $153,691 for the nine months ended September 30, 2002. Cash used by our operating activities for the periods ended September 30, 2003 and 2002 was funded primarily by the issuance of common stock for cash and shareholder advances.

     Net cash used in investing activities was $219,998 and $25,197 for the nine months ended September 30, 2003 and 2002, respectively, due to the acquisition of additional property and equipment needed for operations and additional expenditures related to Emergency Filtration's patents.

     For the nine months ended September 30, 2003, cash from financing activities totaled $650,758 consisting of $1,182,324 in proceeds on the issuance of common stock, less stock offering costs of $170,350, repayment of shareholder advances totaling $319,070 and payments on the outstanding note payable totaling $42,146. For the nine months ended September 30, 2002, cash from financing activities totaled $196,488, primarily from advances from shareholders totaling $216,900 and payments on the note payable totaling $20,412.

     At December 31, 2002, Emergency Filtration had a working capital deficit of $346,082. Emergency Filtration had current assets of $146,325 consisting of cash and cash equivalents of $21,424, inventory of $59,382, prepaid expenses and other of $49,384 and accounts receivable of $16,135. Emergency Filtration's remaining assets consist of property and equipment (net) totaling $42,799, patents, net of accumulated amortization, totaling $74,480 and deposits of $3,462. The accounts receivable, net of the allowance for doubtful accounts of $8,500, at December 31, 2002 are considered to be fully collectible.

     At December 31, 2002, current liabilities consisted mainly of operating accounts payable totaling $153,231, as well as advances from related parties and accrued wages to various officers and employees totaling $266,289. Accrued expenses totaled $30,615 and a note payable for Emergency Filtration's liability insurance totaled $42,272 at December 31, 2002.

     Net cash used in operations was $3,516 for the year ended December 31, 2002. Net cash used in operations was $224,942 for the year ended December 31, 2001. Cash used by operating activities for the year ended December 31, 2001 was funded primarily by the issuance of common stock for cash.

     Net cash used in investing activities was $5,981 and $14,477 for the years ended December 31, 2002 and 2001, respectively, due to the acquisition of additional property and equipment needed for operations and additional expenditures related to Emergency Filtration's patents.

     In 2002, cash from financing activities totaled $30,921 consisting of $56,500 in net advances from shareholders and other related parties, of which $25,579 was used as payments on the outstanding note payable. In 2001, cash from financing activities totaled $232,434, primarily from the issuance of common stock for cash totaling $214,022, advances from shareholders totaling $36,400 and payments on the note payable totaling $17,988.

     Emergency Filtration has incurred an accumulated deficit of $7,466,326 as of December 31, 2002 resulting from the continued losses since inception. The report of our independent accountants for our most recent fiscal year ended December 31, 2002 contains an explanatory paragraph relating to Emergency Filtration's ability to continue as a going concern as described in Note 1 to the financial statements. During our current fiscal year 2003, we expect that we will be able to continue measures that will (i) reduce unnecessary cash outflows, (ii) increase revenues through our improved marketing effort; and
(iii) raise additional working capital, if necessary, through the issuance of our stock for services and cash, or other equity or debt financing.

     Emergency Filtration's cost-efficient business model emphasizes: (1) in-house research and development; (2) accumulation of intellectual property assets; (3) ownership of key production equipment; and (4) outsourcing of all manufacturing, distribution, warehousing, and order fulfillment. Accordingly, Emergency Filtration benefits from low overhead, as well as the pricing advantages inherent in proprietary specialty products.

     It is the intent of management to create additional revenues through the development and sales of its emergency respiration equipment and to rely upon additional equity financing if required to sustain operations until revenues are adequate to cover the costs. Although Emergency Filtration has recently begun to receive indications of increased interest in their products from a number of medical product distributors and management believes that this increased interest will lead to stronger financial performance in the near future, management can offer no assurance with respect to its ability to create additional revenues, obtain additional equity financing, if required, or execute its long-term business plan.




Item 18. Description of Property

     Emergency Filtration presently occupies office and warehouse space located at 175 Cassia Way, Suite A115, Henderson, Nevada 89014 under a three year lease agreement. The property consists of approximately 2,484 square feet of offices and 1,404 square feet of warehouse space. The lease began June 1, 2002 and terminates May 31, 2005. Rent in Year 1 is $2,115 per month, includes NNN charges (tax, maintenance, garbage, etc), increasing to $3,798 per month in Year 2 and $3,959 per month in Year 3. Emergency Filtration believes this space will be adequate for its needs through the term of the lease.

Item 19. Certain Relationships and Related Transactions

     The following related party transactions occurred during the years ended December 31, 2002 and 2001 and through the period of the date of this filing, which are required to be disclosed pursuant to Item 404 of Regulation S_B.

     On February 9, 1996, Emergency Filtration entered into an Agreement with Douglas K. Beplate whereby Mr. Beplate granted to Emergency Filtration all rights, including patent rights, to the commercial exploitation of a dual filtered rotary isolation valve for resuscitation. In consideration of the assignment of these rights, Emergency Filtration agreed (i) to pay Mr. Beplate a royalty of 5% of Emergency Filtration's and any licensee's sales of the dual filtered rotary isolation valve and any components thereof, payable quarterly;
(ii) to compensate Douglas K. Beplate for consulting services at market value, for which Douglas K. Beplate was to invoice Emergency Filtration monthly; and
(iii) to deliver to Douglas K. Beplate 19% of the issued and outstanding common stock of Emergency Filtration as of the date of the Agreement. On June 18, 1996, once the notification that the patent would be issued, Douglas K. Beplate executed the Assignment of Invention, assigning to Emergency Filtration all rights to exploit the dual filtered isolation valve technology.

     Effective April 1, 2003, Emergency Filtration entered into an "Agreement For Assignment of Technology" with Douglas Beplate whereby he assigned all of his rights, title and interest in various technology, patents and patent applications to Emergency Filtration. This agreement is entirely separate from the original agreement entered into with Mr. Beplate during 1996. The 1996 agreement and technology transfer were for the dual rotary isolation valve and any amendments to that patent. In conjunction with the technology transfer in 1996 of the dual filtered isolation valve, Emergency Filtration entered into a consulting agreement with Mr. Beplate to continue developing the Respaide product including market validation, testing, approval, molds and ongoing marketing. This new agreement effective April 1, 2003 reflects the purchase of technologies related to hydrophobic and hydrophilic filtration used in a BVM setting which was developed by Mr. Beplate outside of his Respaide consulting agreement and before he became an officer or director of Emergency Filtration, the rescission of the 5% royalty included in the original agreement on the Respaide technology, and the license of nano coatings on any filter configuration for environmental masks and any other application for US military use only. The nanocoatings technology was also developed by Mr. Beplate outside of his Respaide consulting agreement and before he became an officer or director of Emergency Filtration. In consideration of the assignments, Emergency Filtration issued 3,250,000 shares of outstanding common stock to the officer valued at $0.26 per share plus $130,000 cash. The officer is to receive a 1% royalty on the gross sales of any and all products utilizing the technology. No royalties have been paid or accrued pursuant to this agreement as of the date of this filing.

Advances From Officers

     During the years ended December 31, 2001 and 2002, Emergency Filtration received periodic advances of $13,400 and $199,400, respectively, from Doug Beplate, President, used for operating funds throughout the year. Mr. Beplate received 714,500 shares of common stock valued at $0.20 per share (market value on date of issuance) on August 15, 2002 in repayment of $142,900 of these advances. The remaining amount, totaling $69,900 at December 31, 2002, was non-interest bearing, due on demand, unsecured, and has been accrued as related party payables at December 31, 2002. Emergency Filtration has not entered into any formalized note agreement relating to these advances. The entire amount of $69,900 was repaid to Mr. Beplate during 2003.

     During the years ended December 31, 2001 and 2002, Emergency Filtration received periodic advances of $9,500 and $0, respectively, from Peter Clark, Secretary/Treasurer, used for operating funds throughout the year. These amounts, totaling $9,500 at December 31, 2002, were non-interest bearing, due on demand, unsecured, and have been accrued as related party payables at December 31, 2002. Emergency Filtration has not entered into any formalized note agreement relating to these advances. The $9,500 was repaid to Mr. Clark during 2003.

Royalty Payments.

     As described above, Emergency Filtration entered into an agreement with Doug Beplate, President, during 1996 to acquire the rights to certain intellectual property, which property includes title to the patent on a component of an emergency CPR assistance device, called a dual filtered rotary isolation value. Emergency Filtration agreed to pay a 5% royalty to Mr. Beplate on any sales related to the patented intellectual property. Royalty expense on this patent for the years ended December 31, 2002 and 2001 was $4,907 and $14,862, respectively, and $2,813 for the nine months ended September 30, 2003. Mr. Beplate received 89,223 shares of common stock on August 15, 2002 in payment of accrued royalties from January 1, 2001 through September 30, 2002 totaling $17,845. The 89,223 shares of common stock issued to Mr. Beplate were valued at $0.20 per share which equaled the market value of the shares on the date of issuance.

Stock Options.

     During 2001, Emergency Filtration modified 600,000 vested options of various officers and directors of Emergency Filtration originally accounted for as fixed stock options and originally expiring on various dates between December 2001 and December 2003 to (i) reduce the exercise price to $0.49 per share (a price above the current market price of Emergency Filtration's stock on the date of modification), and (ii) extend the expiration date to June 28, 2004. Accordingly, these options originally were to be accounted for as variable stock options from the date of the modification. Emergency Filtration did not incur any compensation expense during 2001, 2002 or 2003 under these variable stock options. Under variable stock options, Emergency Filtration could incur additional compensation expense in the future arising from the excess of the fair market value of Emergency Filtration's stock over the exercise price of the related options. 400,000 of the 600,000 modified stock options were later canceled during 2002.

     Also during 2001, Emergency Filtration granted 1,620,000 stock options, which vested immediately to various employees, officers and directors of Emergency Filtration, at an exercise price of $.53 per share. The weighted average grant date fair value of these options was $0.21.

Canceled Stock Options.

     Emergency Filtration entered into Common Stock Option Rescission Agreements on August 15, 2002 to cancel outstanding stock options for the following individuals:

- Douglas Beplate, President - 1,600,000 outstanding stock options exercisable at prices ranging from $0.49 to $0.75 per share.
- Peter Clark, Secretary/Treasurer - 1,300,000 outstanding stock options exercisable at prices ranging from $0.49 to $0.75 per share.
- Wendy Harper, Consultant - 660,000 outstanding stock options exercisable at prices ranging from $0.53 to $0.75 per share.
- Raymond Yuan, Director - 200,000 outstanding stock options exercisable at prices ranging from $0.49 to $0.75 per share.
- Sherman Lazrus, CEO - 100,000 outstanding stock options exercisable at $0.49 per share.

     For the cancellation and rescission of the common stock options, a total of 100,000 shares of common stock were issued on August 15, 2002, valued at $0.20 per share (equal to the market price on the date of issuance) to the following individuals:

     -     25,000 shares issued to Sherman Lazrus, interim CEO totaling $5,000
     -     25,000 shares issued to Raymond Yuan, Director totaling $5,000
     -     25,000 shares issued to Peter Clark, Sec/Treas. totaling $5,000
     -     25,000 shares issued to Douglas Beplate, President totaling $5,000

     Management of Emergency Filtration determined that it was in the best interest of the shareholders of Emergency Filtration to cancel the outstanding stock options held by these various related parties so as to not dilute the existing shareholders upon exercise of the options as well as to eliminate any additional compensation expense in the future arising from the excess of the fair market value of Emergency Filtration's stock over the exercise price of the related options. In consideration for this, the related parties agreed to accept a nominal amount of shares, valued at $5,000 for each individual, since there was no readily determinable value of the stock options, in lieu of the outstanding options.

Stock Issuances to Related Parties.

     Effective April 1, 2003, Emergency Filtration issued 3,250,000 shares of common stock to Doug Beplate, President, valued at $0.26 per share plus $130,000 cash, pursuant to an "Agreement For Assignment of Technology" whereby Mr. Beplate assigned all of his rights, title and interest in various technology, patents and patent applications to Emergency Filtration, as described previously.

     On February 28, 2003, 111,000 shares of common stock were issued to Wendy Harper, outside consultant, valued at $0.22 per share (equal to the market price on the date of issuance) in payment of consulting fees totaling $24,420. Ms. Harper provides outside accounting, secretarial, and general managerial consulting services to Emergency Filtration.

     On August 15, 2002, 714,500 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of $142,900 in advances made to Emergency Filtration.

     On August 15, 2002, 1,106,593 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries for 2000, 2001, and part of 2002 totaling $169,174, royalties due totaling $17,845 and additional compensation totaling $34,300.

     On August 15, 2002, 958,398 shares of common stock were issued to Peter Clark, Sec/Treas. valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries totaling $191,680.

     On August 15, 2002, 331,584 shares of common stock were issued to Wendy Harper, outside consultant, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued consulting fees totaling $66,317. Ms. Harper provides outside accounting, secretarial, and general managerial consulting services to Emergency Filtration.

     On September 30, 2001, 174,965 shares of common stock were issued to Wendy Harper, valued at $0.45 per share (equal to the market price on the date of issuance) in payment of accrued consulting fees totaling $79,592.

     On August 15, 2002, 525,000 shares of common stock were issued to the directors of Emergency Filtration valued at $0.20 per share (equal to the market price on the date of issuance) totaling $125,000 as follows:

     -      Doug Beplate              100,000 shares totaling $20,000
     -      Sherman Lazrus            100,000 shares totaling $20,000
     -      Raymond Yuan              100,000 shares totaling $20,000
     -      Frank Corsini             100,000 shares totaling $20,000
     -      Thomas Glenndahl          100,000 shares totaling $20,000
     -      Peter Clark                25,000 shares totaling $5,000

     On August 15, 2002, the following shares were issued to various officers and other related individuals valued at $0.20 per share (equal to the market price on the date of issuance) for the cancellation of 3,200,000 common stock options outstanding as mentioned above:

     -      25,000 shares issued to Sherman Lazrus, interim CEO totaling $5,000
     -      25,000 shares issued to Raymond Yuan, Director totaling $5,000
     -      25,000 shares issued to Peter Clark, Sec/Treas. totaling $5,000
     -      25,000 shares issued to Douglas Beplate, President totaling $5,000

     On September 25, 2001, 100,000 shares of common stock were issued to Sherman Lazrus, interim CEO, valued at $0.55 per share (equal to the market value on the date of issuance) in payment of services rendered in connection with being CEO totaling $55,000.

     On August 15, 2002 and October 15, 2002, a total of 300,000 shares of common stock were issued to Sherman Lazrus, interim CEO, valued at an average price of $0.37 per share (equal to the market price on each date of issuance) in payment of services rendered in connection with being CEO totaling $111,000.

     On October 25, 2002, 100,000 shares of common stock were issued to Raymond Yuan, Director, valued at $0.28 per share (equal to market price on the date of issuance) in payment of consulting services rendered totaling $28,000.

Note Payable - Related Party.

     At December 31, 1999, $135,000 was recorded by Emergency Filtration, which represented an amount claimed to be owed to a shareholder and former officer of Emergency Filtration for unpaid wages and reimbursements. The shareholder also claimed that he had legal rights to certain trademarks of Emergency Filtration until he was paid in full. On June 2, 2000, Emergency Filtration entered into a settlement agreement and mutual release with the shareholder, settling on an amount of $146,500. The amount accrued interest at 10% per annum. Principal and interest were to be paid in monthly installments of $1,800 beginning on July 1, 2000 until paid. However, Emergency Filtration made only one monthly interest payment under the agreement during 2000, and defaulted on the remaining interest payments. At December 31, 2000, Emergency Filtration had $146,500 presented as a related party note payable under this agreement. In addition, accrued interest under this agreement of $6,844 was included in accrued expenses at December 31, 2000. Emergency Filtration executed a second settlement agreement and mutual release on September 30, 2001 in which the shareholder accepted 235,000 shares of the common stock valued at $0.68 per share (equal to the market price on the date of issuance) of Emergency Filtration as payment in full.

Except as hereinabove set forth, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to
Item 404 of Regulation S-B.

Item 20. Market for Common Equity and Related Stockholder Matters

     As of December 31, 2003, Emergency Filtration had 196 shareholders of record of its common stock. Emergency Filtration has not paid cash dividends on its common stock. Emergency Filtration anticipates that for the foreseeable future any earnings will be retained for use in its business, and no cash dividends will be paid on the common stock. Declaration of common stock dividends will remain within the discretion of Emergency Filtration's Board of Directors and will depend upon Emergency Filtration's growth, profitability, financial condition and other relevant factors.

     Emergency Filtration's common stock is traded on the NASD'S OTC Bulletin Board under the symbol EMFP. The following table sets forth, for the respective periods indicated, the prices of our common stock in the over the counter market as reported by on the OTCBB for the periods for which this report is being filed. Such over the counter market quotations are based on inter-dealer bid prices, without markup, markdown or commission, and may not necessarily represent actual transactions.

                                                      Bid Quotation
                                                      -------------

         Fiscal Year 2003                     High Bid             Low Bid
         ----------------                     --------             --------
         Quarter ended 12/31/03               $ 0.70               $ 0.46
         Quarter ended 9/30/03                $ 0.55               $ 0.24
         Quarter ended 6/30/03                $ 0.80               $ 0.26
         Quarter ended 3/31/03                $ 0.28               $ 0.18

         Fiscal Year 2002                     High Bid             Low Bid
         ----------------                     --------             --------
         Quarter ended 12/31/02               $ 0.41               $ 0.23
         Quarter ended 9/30/02                $ 0.43               $ 0.19
         Quarter ended 6/30/02                $ 0.44               $ 0.27
         Quarter ended 3/31/02                $ 0.55               $ 0.30

         Fiscal Year 2001                     High Bid            Low Bid
         ----------------                     --------            ---------
         Quarter ended 12/31/01               $ 0.78               $ 0.31
         Quarter ended 9/30/01                $ 0.56               $ 0.35
         Quarter ended 6/30/01                $ 0.74               $ 0.35
         Quarter ended 3/31/01                $ 0.82               $ 0.30

Trading of our common stock has been limited or sporadic.

Disclosure Regarding the Company's Equity Compensation Plans
------------------------------------------------------------

Emergency Filtration does not have any equity compensation plans that have been approved by the security holders. However, Emergency Filtration's Board of Directors has granted nonqualified stock options to various consultants, employees, officers and directors for services rendered to Emergency Filtration. These options were not submitted to Emergency Filtration's stockholders for approval.


The following table summarizes information about equity awards that were outstanding as of December 31, 2002:




                                      Number of Shares of                               Number of Shares of
                                      Common stock to be            Weighted Avg           Common Stock
                                     issued upon exercise          Exercise Price of    Available for Future
                                        Of Outstanding               Outstanding         Issuance (excluding
         Plan Category                      Options*                    Options         shares reflected in *)

         Equity compensation
         Plans approved by
         Security holders                   0                            n/a                       0

         Equity compensation
         plans not approved by
         security holders                   2,245,000                   $0.64                      0

The above stock options were granted as follows:

- 200,000 options were granted to certain outside consultants during January 2000 for management consulting services rendered. These options were granted with an exercise price of $0.75 per share and expired, unexercised on January 3, 2003.
- 500,000 options were granted to Mike Crnkovich, the President of Emergency Filtration at the time, during January 2000 for services rendered related to his employment as President. These options were granted with an exercise price of $0.75 per share and expired, unexercised on January 3, 2003.
- 35,000 options were granted to an outside consultant during March 2000 for managerial consulting services rendered to Emergency Filtration. These options were granted with an exercise price of $1.00 per share and expired, unexercised on March 19, 2003.
- 50,000 options were granted to an outside consultant during April 2000 for accounting consulting services rendered to Emergency Filtration. These options were granted with an exercise price of $0.75 per share and expired, unexercised on April 25, 2003.
- 700,000 options were granted to Mike Crnkovich, the President of Emergency Filtration at the time, during October 2000 for services rendered related to his employment as President. These options were granted with an exercise price of $0.75 per share and expired, unexercised on October 1, 2003.
- 500,000 options were granted to Mike Crnkovich, the President of Emergency Filtration at the time, during January 2001 for services rendered related to his employment as President. These options were granted with an exercise price of $0.53 per share and expired, unexercised on January 8, 2004.
- 60,000 options were granted to an outside consultant for marketing services rendered during January 2001. These options were granted with an exercise price of $0.53 per share and expired, unexercised on January 8, 2004.
- 100,000 options were granted to Mike Crnkovich, the President of Emergency Filtration at the time, during June 2001 for services rendered related to his employment as President. These options were granted with an exercise price of $0.49 per share and expire on June 28, 2004.
- 100,000 options were granted to an outside consultant for marketing services rendered during June 2001. These options were granted with an exercise price of $0.49 per share and expire on June 28, 2004.

As a result of these stock option grants shown above to non-employees, Emergency Filtration recorded additional expense of $311,607 for the year ended December 31, 2001.

Of the above granted stock options for services rendered, the following remain outstanding as of December 31, 2003:

                                    Number of                 Exercise                  Expiration
         Option Holder              Options                   Price                     Date

         Sterling Peterson          60,000                    $0.53                     January 8, 2004
         Mike Crnkovich             500,000                   $0.53                     January 8, 2004
         Thomas Burns               100,000                   $0.49                     June 28, 2004
         Mike Crnkovich             100,000                   $0.49                     June 28, 2004


Emergency Filtration's Board of Directors has the sole authority to determine the terms of awards and other terms, conditions and restrictions of these non-plan options.

Any shares issued these options shall be subject to resale restrictions as shall be in force at the time of issuance of the shares, including sales volume and timing of the sale.

(b)  Holders

     As of December 31, 2003, there were 196 holders of record of our common stock.

(c)  Dividends

The Board has not declared and does not anticipate declaring any dividends. We have not declared or paid, and for the foreseeable future we do not anticipate declaring or paying, dividends on our common stock.

Item 21. Executive Compensation

                             EXECUTIVE COMPENSATION

                                                              Long Term Compensation
                                                              -------------------------
                     Annual Compensation                        Awards           Payouts
                                             Other        Restricted
Name and                                     Annual       Stock    Options  LTIP    All other
Principal Position  Year  Salary   Bonus($) Compensation  Awards    /SARs   Payout Compensation
------------------  ----  -------  -------  ------------  ------   -------  ------  ---------
Sherman Lazrus      2002  $     0  $111,000(1)       0   $25,000(4)      0       0          0
Interim CEO         2001  $     0   $55,000(1)       0         0   100,000(6)    0          0
                    2000  $     0         0          0         0         0       0          0

Douglas Beplate     2002  $96,000(2)$34,300(3)       0   $25,000(5)      0       0          0
President           2001  $96,000(2)      0          0         0   600,000(7)    0          0
                    2000  $65,480(2)      0          0         0         0       0          0


(1) Mr. Lazrus has received compensation in the form of shares issued at $.55 per share in 2001 (100,000 shares valued at $55,000). In 2002, Mr. Lazrus received compensation in the form of 300,000 shares issued at $0.37 per share totaling $111,000.

(2) In 2001, Mr. Beplate received $49,900 in cash and the balance was accrued. In 2002, Mr. Beplate received $169,174 in the form of 845,870 shares of common stock issued at $.20 per share representing accrued salary from 2000, 2001, and through September 30, 2002. Additional 2002 salary of $24,000 has been accrued.

(3) In 2002, Mr. Beplate also received 171,500 shares issued at $.20 per share representing a bonus totaling $34,300.

(4) In 2002, Mr. Lazrus also received 100,000 shares issued at $0.20 per share as a directors fee totaling $20,000 and 25,000 shares issued at $0.20 per share for the cancellation of 100,000 stock options. These shares were valued at $5,000.

(5) In 2002, Mr. Beplate also received 100,000 shares issued at $0.20 per share as a directors fee totaling $20,000 and 25,000 shares issued at $0.20 per share for the cancellation of 600,000 stock options. These shares were valued at $5,000.

(6) In 2001, Mr. Lazrus received 100,000 options to purchase common stock exercisable at $0.49 per share until June 28, 2004. These options were later canceled during 2002.

(7) In 2001, Mr. Beplate received 500,000 options to purchase common stock exercisable at $0.53 per share until January 8, 2004 and an additional 100,000 options to purchase common stock exercisable at $0.49 per share until June 28, 2004. All of these options were later canceled during 2002.

Compensation of Directors

     During fiscal 2002, directors received an aggregate of 525,000 shares of stock valued at $105,000 for board service as follows:

         -        Doug Beplate              100,000 shares totaling $20,000
         -        Sherman Lazrus            100,000 shares totaling $20,000
         -        Raymond Yuan              100,000 shares totaling $20,000
         -        Frank Corsini             100,000 shares totaling $20,000
         -        Thomas Glenndahl          100,000 shares totaling $20,000
         -        Peter Clark                25,000 shares totaling $5,000

     Emergency Filtration does not have a standard agreement, however, with its directors for annual director compensation in cash or shares. Director compensation is paid at the discretion of the Board of Directors on an annual basis. In addition, directors are reimbursed for expenses incurred in connection with their services as directors. The shares issued were not pursuant to a Stock Plan, were approved by the Board of Directors, but were not voted on by the shareholders.

                                  Legal Matters

     The legality of the shares offered hereby has been passed upon by John C. Thompson, 22 East 100 South, Suite 400, Salt Lake City, Utah 84111.

                                     Experts

     There are no experts having an interest in the shares offered hereby. John
C. Thompson is acting as special counsel to Emergency Filtration Products in connection with the filing of this Registration Statement.

The financial statements as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Emergency Filtration's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              Available Information

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Emergency Filtration Products, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file annual and quarterly reports, special reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

Item 22. Financial Statements


                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)


     The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to fairly state the financial position and results of operations for the periods presented have been made. These financial statements should be read in conjunction with the accompanying notes, and with the historical financial information of the Company.

EMERGENCY FILTRATION PRODUCTS, INC.
Balance Sheets
September 30, 2003 and December 31, 2002
                                                 September 30,  December 31,
                                                     2003           2002
                                                  (Unaudited)
                                                 ------------   ------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                      $     298,504  $      21,424
 Accounts receivable, net of allowance for
  doubtful accounts of $7,700 and $8,500              232,185         16,135
 Prepaid expenses and other                            55,516         49,384
 Inventory                                            141,173         59,382
                                                 ------------   ------------
   Total Current Assets                               727,378        146,325
                                                 ------------   ------------
PROPERTY AND EQUIPMENT
 Molds                                                126,475        112,850
 Furniture and equipment                              118,729         45,292
 Less accumulated depreciation                       (140,662)      (115,343)
                                                 ------------   ------------
   Total Property and Equipment                       104,542         42,799
                                                 ------------   ------------
OTHER ASSETS
 Patents and acquired technology, net
  of accumulated amortization of
  $53,420 and $16,364                               1,015,402         74,480
 Deposits and other assets                              8,584          3,462
                                                 ------------   ------------
   Total Other Assets                               1,023,986         77,942
                                                 ------------   ------------
TOTAL ASSETS                                    $   1,855,906  $     267,066
                                                 ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
 Accounts payable _ unrelated parties           $     264,537  $     153,231
 Accounts payable _ related parties                   196,707        266,289
 Accrued expenses                                      43,819         30,615
 Note payable                                          21,560         42,272
                                                 ------------   ------------
   Total Current Liabilities                          526,623        492,407
                                                 -------------  ------------
STOCKHOLDERS' EQUITY (DEFICIENCY)
 Common stock, par value $0.001; authorized
  50,000,000 shares; 27,265,517 and 17,467,700
  shares issued and outstanding, respectively          27,265         17,468
 Additional paid_in capital                         9,269,414      7,223,517
 Accumulated other comprehensive income                 3,542              -
 Accumulated deficit                               (7,970,938)    (7,466,326)
                                                 ------------   ------------
   Total Stockholders' Equity (Deficiency)          1,329,283       (225,341)
                                                 ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIENCY)                                   $   1,855,906  $    267,066
                                                 ============   ============

The accompanying notes are an integral part of these financial statements.

EMERGENCY FILTRATION PRODUCTS, INC.
Statements of Operations
For the Three Months and Nine Months Ended September 30, 2003 and 2002
(Unaudited)

                      For the Three Months Ended   For the Nine Months Ended
                             September 30,                September 30,
                           2003          2002          2003          2002
                       -----------   -----------   -----------   -----------
NET SALES             $    379,549  $    118,912  $    752,007  $    240,877
                       -----------   -----------   -----------   -----------
COSTS AND EXPENSES
 Cost of sales             255,107        79,933       498,031       157,359
 Depreciation and
  amortization              28,108         8,398        62,333        25,003
 Research and
  development                3,402         3,788         7,173         4,488
 Additional costs from
  cancellation of options        -        20,000             -        20,000
 General and
  administrative           229,572       506,836       685,150       872,473
                       -----------   -----------   -----------   -----------
   Total Expenses          516,189       618,955     1,252,687     1,079,323
                       -----------   -----------   -----------   -----------
LOSS FROM OPERATIONS      (136,640)     (500,043)     (500,680)     (838,446)
                       -----------   -----------   -----------   -----------

OTHER INCOME (EXPENSE)
 Interest income                19             _            19             _
 Interest expense             (572)          (72)       (3,208)       (2,224)
 Foreign exchange loss        (743)            -          (743)            -
                       -----------   -----------   -----------   -----------
   Total Other Income
    (Expense)               (1,296)          (72)       (3,932)       (2,224)
                       -----------   -----------   -----------   -----------

NET LOSS              $   (137,936) $   (500,115) $   (504,612) $   (840,670)
                       ===========   ===========   ===========   ===========
BASIC LOSS
 PER SHARE            $      (0.01) $      (0.03) $      (0.02) $      (0.07)
                       ===========   ===========   ===========   ===========
WEIGHTED AVERAGE
 NUMBER OF COMMON
 SHARES OUTSTANDING     27,265,517    14,528,063    23,209,135    12,751,383
                       ===========   ===========   ===========   ===========



The accompanying notes are an integral part of these financial statements.

EMERGENCY FILTRATION PRODUCTS, INC.
Statements of Cash Flows
For the Nine Months Ended September 30, 2003 and 2002
(Unaudited)
                                                     2003           2002
                                                 ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                       $    (504,612) $    (840,670)
 Adjustments to reconcile net loss to net
  cash (used in) operating activities:
  Depreciation and amortization                        62,333         25,003
  Common stock issued for services
   and cancellation of options                        187,720        531,440
 Changes in operating assets and liabilities:
  Accounts receivable                                (216,050)       (33,493)
  Prepaid expenses and other                           15,302         68,776
  Inventory                                           (81,791)        18,793
  Deposits                                             (5,122)           679
  Accounts payable _ unrelated and
   related parties                                    371,794         75,790
  Accrued expenses                                     13,204             (9)
                                                 ------------   ------------
   Net Cash Used In Operating Activities             (157,222)      (153,691)
                                                 ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment                (87,019)        (2,290)
 Patent and technology costs                         (132,979)       (22,907)
                                                 ------------   ------------
   Net Cash Used In Investing Activities             (219,998)       (25,197)
                                                 ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from stock issuances                      1,182,324              _
 Stock offering costs                                (170,350)             _
 Advances from shareholders                                 _        216,900
 Repayments of advances from shareholders            (319,070)             _
 Payment on notes payable                             (42,146)       (20,412)
                                                 ------------   ------------
   Net Cash Provided by Financing Activities          650,758        196,488
                                                 ------------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
 CASH EQUIVALENTS                                       3,542              _
                                                 ------------   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS             277,080         17,600
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD       21,424              _
                                                 ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD      $     298,504  $      17,600
                                                 ============   ============
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                          $       3,208  $       2,224
Non_Cash Investing and Financing Activities
 Common stock issued for services               $     187,720  $     531,440
 Common stock issued to reduce accounts payable $      56,325  $     769,816
 Non-cash reduction in note payable             $      14,799  $           _
 Common stock issued for patent rights and
  acquired technology                           $     845,000  $           _

The accompanying notes are an integral part of these financial statements.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Financial Statements
September 30, 2003 and December 31, 2002

NOTE 1 - BASIS OF PRESENTATION

The financial information included herein is unaudited and has been prepared consistent with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, these financial statements do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2002, from which the balance sheet information as of that date is derived. In the opinion of management, these financial statements contain all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period presented.

The results of operations for the three months and nine months ended September 30, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year.

Certain prior period amounts have been reclassified to conform with the current period presentation.

NOTE 2 - LOSS PER SHARE

Following is a reconciliation of the numerators of the basic and diluted loss per share for the three months and nine months ended September 30, 2003 and 2002:

                                     For the Three Months Ended
                                            September 30,
                                          2003          2002
                                      -----------   -----------
Net loss available to
 common shareholders                 $   (137,936) $   (500,115)
                                      ===========   ===========

Weighted average shares                27,265,517    14,528,063

Effect of dilutive securities                   _             _
                                      -----------   -----------
                                       27,265,517    14,528,063
                                      ===========   ===========
Basic loss per share (based
 on weighted average
 shares)                             $      (0.01) $      (0.03)
                                      ===========   ===========

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
September 30, 2003 and December 31, 2002

NOTE 2 - LOSS PER SHARE (Continued)

                                     For the Nine Months Ended
                                            September 30,
                                          2003          2002
                                      -----------   -----------
Net loss available to
 common shareholders                 $   (504,612) $   (840,670)
                                      ===========   ===========

Weighted average shares                23,209,135    12,751,383
Effect of dilutive securities                   _             _
                                      -----------   -----------
                                       23,209,135    12,751,383
                                      ===========   ===========
Basic loss per share (based
 on weighted average
 shares)                             $      (0.02) $      (0.07)
                                      ===========   ===========

Weighted average shares issuable upon the exercise of stock options, which were not included in the above calculations, were approximately 1,460,000 and 6,100,000 in the three month and nine month periods ended September 30, 2003 and 2002, respectively, because they were antidilutive.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses, which have resulted in an accumulated deficit of $7,970,938 at September 30, 2003. The Company has raised approximately $1,011,000 through the issuance of common shares pursuant to an SB-2 registration during the nine months ended September 30, 2003. These funds have been used to retire previously outstanding debt, to acquire additional molds and equipment to be used in operations, and for ongoing working capital.

Nevertheless, the Company's ability to continue as a going concern may be dependent upon the success of management's ongoing business plans which include
a) continued product development efforts, and b) continuing efforts to increase its product sales in the U.S. and internationally. For example, during April 2003, the Company entered into an agreement with a Taiwan_based company (the "Contractor") whereby the Contractor will manufacture, distribute, market and sell the Company's new environmental mask to the Asian markets.

The Contractor has just recently begun production of the environmental masks discussed above and the Company expects sales to increase during the fourth quarter of 2003 as a result of the Contractor's marketing and sales in the Asian market.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Financial Statements
September 30, 2003 and December 31, 2002

NOTE 3 - GOING CONCERN (Continued)

It is the intent of management to seek to create additional revenues through the development and sales of its emergency respiration equipment, sales of their environmental masks, and to rely upon additional equity financing if required to sustain operations until revenues are adequate to cover the costs.

Management can offer no assurance with respect to its ability to create additional revenues, obtain additional equity financing or execute its long-term business plans. The Company's ability to continue as a going concern, however, may be dependent upon the success of those plans. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 4 - OTHER CONTINGENCIES

The Company is, from time to time, subject to certain claims and lawsuits arising in the normal course of business. The Company is not subject currently, however, to any pending legal proceedings. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of any claims will not have a material effect on the Company's financial position, results of operations, or cash flows.

                          RESTATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002





REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Emergency Filtration Products, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, stockholders' equity (deficit) and cash flows, after the restatement described in Note 1, present fairly, in all material respects, the financial position of Emergency Filtrations Products, Inc. at December 31, 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Las Vegas, Nevada
March 17, 2003, except for Note 1: Correction of an Error, as to which the date is October 20, 2003

EMERGENCY FILTRATION PRODUCTS, INC.
Balance Sheet
As of December 31, 2002
(Restated - See Notes 1 and 3)
                                     ASSETS

CURRENT ASSETS
 Cash and cash equivalents                                     $      21,424
 Accounts receivable, net                                             16,135
 Prepaid expenses and other                                           49,384
 Inventory                                                            59,382
                                                                 -----------
   Total Current Assets                                              146,325
                                                                 -----------
PROPERTY AND EQUIPMENT
 Molds                                                               112,850
 Furniture and office equipment                                       45,292
 Accumulated depreciation                                           (115,343)
                                                                 -----------
   Total Property and Equipment                                       42,799
                                                                 -----------
OTHER ASSETS
 Deposits                                                              3,462
 Patents, net                                                         74,480
                                                                 -----------
   Total Other Assets                                                 77,942
                                                                 -----------
TOTAL ASSETS                                                    $    267,066
                                                                 ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable                                               $    153,231
 Accounts payable - related parties                                  266,289
 Accrued expenses                                                     30,615
 Note payable                                                         42,272
                                                                 -----------
   Total Current Liabilities                                         492,407
                                                                 -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, par value $0.001 per share; authorized 50,000,000
  shares; 17,467,700 shares issued and outstanding                    17,468
 Additional paid-in capital                                        7,223,517
 Accumulated deficit                                              (7,466,326)
                                                                 -----------
   Total Stockholders' Equity (Deficit)                             (225,341)
                                                                 -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)            $    267,066
                                                                 ===========



The accompanying notes are an integral part of these financial statements.

EMERGENCY FILTRATION PRODUCTS, INC.
Statements of Operations
For the Years Ended December 31, 2002 and 2001 (Restated - See Notes 1 and 3)

                                                    2002           2001
                                                ------------   ------------
NET SALES                                      $     260,215  $     461,216
                                                ------------   ------------
EXPENSES
 Cost of sales                                       167,760        301,935
 Depreciation and amortization                        30,143         24,783
 Bad debt expense                                          -          8,623
 Research and development                             12,206         15,797
 General and administrative                        1,188,233      1,218,135
                                                ------------   ------------
   Total Expenses                                  1,398,342      1,569,273
                                                ------------   ------------
LOSS FROM OPERATIONS                              (1,138,127)    (1,108,057)
                                                ------------   ------------
OTHER INCOME (EXPENSE)
 Interest expense                                     (2,540)        (8,250)
                                                ------------   ------------
   Total Other Income (Expense)                       (2,540)        (8,250)
                                                ------------   ------------
NET LOSS                                       $  (1,140,667) $  (1,116,307)
                                                ============   ============
BASIC LOSS PER SHARE                           $       (0.08) $       (0.10)
                                                ============   ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                        13,920,976     10,748,364
                                                ============   ============



The accompanying notes are an integral part of these financial statements.

EMERGENCY FILTRATION PRODUCTS, INC.
Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 2002 and 2001
(Restated - See Notes 1 and 3)

                                                                        Additional
                                                   Common Stock           Paid-in     Accumulated
                                               Shares       Amount        Capital       Deficit        Total
                                            -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2000                    9,567,758  $      9,568  $  4,931,054  $ (5,209,352) $   (268,730)

Common stock issued for cash, net of
 issuance costs                               1,291,202         1,291       212,731             -       214,022

Common stock issued for services at
 prices ranging from $0.43 to $0.77
 per share                                      573,465           573       313,749             -       314,322

Common stock issued in lieu of debt
 at $0.68 per share                             235,000           235       158,921             -       159,156

Additional expense recorded from the
 granting of options                                  -             -       311,607             -       311,607

Net loss for the year ended
 December 31, 2001                                    -             -             -    (1,116,307)   (1,116,307)
                                            -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2001                   11,667,425        11,667     5,928,062    (6,325,659)     (385,930)

Common stock issued in lieu of debt
 at prices ranging from $0.20 to
 $0.50 per share                              2,881,825         2,882       627,933             -       630,815

Common stock issued for services
 at prices ranging from $0.20 to
 $0.40 per share                              2,918,450         2,919       667,522             -       670,441

Net loss for the year ended
 December 31, 2002                                    -             -             -    (1,140,667)   (1,140,667)
                                            -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2002                   17,467,700  $     17,468  $  7,223,517  $ (7,466,326) $   (225,341)
                                            ===========   ===========   ===========   ===========   ===========


The accompanying notes are an integral part of these financial statements

EMERGENCY FILTRATION PRODUCTS, INC.
Statements of Cash Flows
For the Years Ended December 31, 2002 and 2001
(Restated - See Notes 1 and 3)
                                                  2002           2001
                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                     $  (1,140,667) $  (1,116,307)
Adjustments to reconcile net loss to net cash
 (used in) operating activities:
 Depreciation and amortization                      30,143         24,783
 Bad debts                                               -          8,623
 Common stock issued for services                  650,441        267,229
 Expense from options granted                            -        311,607
Changes in operating assets and liabilities:
 Accounts receivable                                (7,253)        50,457
 Prepaid expenses and other                         66,830         (4,758)
 Inventory                                          20,580          4,432
 Deposits                                              679              -
 Accounts payable and accounts payable -
  related parties                                  375,740        214,171
 Accrued expenses                                       (9)        14,821
                                              ------------   ------------
   Net Cash (Used in) Operating Activities           3,516)      (224,942)
                                              ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment               (2,289)       (12,214)
Patent costs                                        (3,692)        (2,263)
                                              ------------   ------------
   Net Cash (Used in) Investing Activities          (5,981)       (14,477)
                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock                          -        214,022
Advances from shareholders                         118,000         36,400
Repayments of advances from shareholders           (61,500)             -
Payments on notes payable                          (25,579)       (17,988)
                                              ------------   ------------
   Net Cash Provided by Financing Activities        30,921        232,434
                                              ------------   ------------
NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                 21,424         (6,985)

CASH AND CASH EQUIVALENTS AT BEG OF PERIOD               -          6,985
                                              ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD   $      21,424  $           -
                                              ============   ============





The accompanying notes are an integral part of these financial statements.

EMERGENCY FILTRATION PRODUCTS, INC.
Statements of Cash Flows (Continued)
For the Years Ended December 31, 2002 and 2001

                                                  2002           2001
                                              ------------   ------------
SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
 Interest                                    $       2,540  $      15,114

Non-Cash Investing and Financing Activities
 Common stock issued for services            $     650,441  $     267,229

 Common stock issued for deferred costs      $           -  $      42,093

 Common stock issued for accounts payable    $      30,000  $       5,000

 Common stock issued for patent costs        $      20,000  $           -

 Note payable issued for deferred costs      $      65,845  $      20,412

 Common stock issued for accounts payable
  - related parties and accrued expenses     $     600,815  $     159,156


The accompanying notes are an integral part of these financial statements.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 1 _ORGANIZATION, GOING CONCERN AND CORRECTION OF AN ERROR

Organization

Emergency Filtration Products, Inc. (the "Company") was incorporated in the State of Nevada on November 1, 1991 as Lead Creek Unlimited. In March 1996, pursuant to a Plan of Reorganization, the Company changed its name to Emergency Filtration Products, Inc.

Between November 1, 1991 and February 9, 1996, the Company had no line of business. As of the latter date, the Company entered into an agreement to acquire title to a technology in the emergency respiration equipment field. The Company is currently engaged in the development, production and sale of this equipment.

Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses, which have resulted in an accumulated deficit of $7,466,326 at December 31, 2002, which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. It is the intent of management to create additional revenues through the development and sales of its emergency respiration equipment and to rely upon additional equity financing if required to sustain operations until revenues are adequate to cover the costs. Management obtained additional equity financing subsequent to December 31, 2002 of approximately $365,000 through the issuance of additional shares of common stock (See Note 9). Management can offer no assurance with respect to its ability to create additional revenues or obtain additional equity financing.


Correction of an Error

Subsequent to the original issuance of the December 31, 2002 financial statements, management of the Company discovered an error regarding the initial recording of certain patent rights acquired during June 2000. This resulted in the overstatement of capitalized patent costs in the amount of $83,333 and the overstatement of related party accounts payable in the amount of $100,000 at December 31, 2002. The error also resulted in the overstatement of the net loss resulting from overstated amortization on the patent costs for the years ended December 31, 2002 and 2001 totaling $6,667 and $6,667, respectively. Consequently, the restated total stockholders' deficit at December 31, 2002 was $225,341 compared with the previously reported stockholders' deficit of $242,008.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 1 _ORGANIZATION, GOING CONCERN AND CORRECTION OF AN ERROR

Correction of an Error (Continued)

As discussed in Note 3 to the Restated Financial Statements, on June 28, 2000 the Company entered into a written agreement whereby the Company was assigned the rights to a new portable emergency safety resuscitator (the "BVM Bag"). The written agreement provided that the assignor was to receive 120,000 shares of common stock as consideration for the rights to the technology. Based upon the written agreement at the time, the Company recorded this transaction at a $120,000 value (120,000 shares at the market value on the date of issuance of $1.00 per share), resulting in $120,000 of capitalized patent costs, a $100,000 liability for the unissued 100,000 shares and $20,000 in equity.

Subsequent to the issuance of the December 31, 2002 financial statements, management of the Company discovered that a verbal agreement had been entered into between the Company and the assignor shortly after the original agreement was executed. This verbal agreement has not previously been reflected in the Company's financial statements. The Company did not issue any of the shares under the written agreement upon execution of the written agreement. Prior to the issuance of any shares under the written agreement, the Company determined that the technology underlying the patent was not fully developed, able to be manufactured or marketed. At this time, the verbal agreement was entered into between the two parties.

This verbal agreement was made effective retroactive to the date of the original written agreement. The verbal agreement reduced the number of shares to be issued upon the assignment of the patented technology to 20,000 shares with the remaining 100,000 shares to be issued to the assignor only upon the successful completion of a BVM Bag technology product that was fully developed and ready for market. Both the Company and the assignor have performed under the guidelines of the verbal agreement since its inception. The verbal agreement has now been executed in writing by both parties during September 2003 with an effective date of June 28, 2000.

Accordingly, the Company has restated the financial statements to properly record the transaction as the issuance of only 20,000 shares of common stock rather than the original 120,000 shares of common stock thus reducing the capitalized patent costs by $100,000 with a corresponding reduction in a $100,000 liability. The remaining issuance of 100,000 shares represents a contingent share issuance for which the performance objective has not been satisfied; accordingly, the equity fair value recorded to date for this contingent share issuance is $0. Management has determined that such contingency will not be satisfied until the successful completion of the BVM Bag products.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 1 _ORGANIZATION, GOING CONCERN AND CORRECTION OF AN ERROR

Correction of an Error (Continued)

In addition, the financial statements have been restated to reverse amortization that had been recorded subsequent to June 28, 2000 related to the $100,000 capitalized patent costs previously recorded. The effect to the financial statements is as follows:

Balance Sheet as of December 31, 2002
                                                         As
                                                 As      Previously   Net
                                           Restated      Recorded     Change
                                           --------      ----------   --------
Capitalized patent costs, net               $74,480      $157,813     $(83,333)
Total assets                               $267,066      $350,399     $(83,333)
Accounts payable - related parties         $266,289      $366,289    $(100,000)
Accumulated deficit                     $(7,466,326)  $(7,482,993)     $16,667
Total stockholders' deficit               $(225,341)    $(242,008)     $16,667

Statement of Operations for the year ended December 31, 2002

                                                         As
                                                 As      Previously   Net
                                           Restated      Recorded     Change
                                           --------      ----------   --------

Depreciation and amortization               $30,143         $36,810    $(6,667)
Net loss                                $(1,140,667)    $(1,147,334)   $(6,667)
Basic loss per share                        $(0.08)          $(0.08)    $ 0.00

Statement of Operations for the year ended December 31, 2001

                                                         As
                                                 As      Previously   Net
                                           Restated      Recorded     Change
                                           --------      ----------   --------

Depreciation and amortization               $24,783         $31,450    $(6,667)
Net loss                                $(1,116,307)    $(1,122,974)   $(6,667)
Basic loss per share                         $(0.10)         $(0.10)    $ 0.00

NOTE 2 _SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 2 _SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

The Company does not hold collateral to secure payment of its accounts receivable resulting from sales. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. Accounts receivable are shown net of an allowance for doubtful accounts of $8,500 at December 31, 2002.

Provision for Taxes

At December 31, 2002, the Company had net operating loss carryforwards for federal income tax purposes of approximately $4,431,000 that may be offset against future taxable income. These operating loss carryforwards expire in the years 2009 through 2022. No tax benefit has been reported in the financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

In addition, the Company is incorporated in the State of Nevada, which has no corporate state income tax. Accordingly, no provision for state income tax expense or benefit has been recorded in these financial statements.

The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:
                                                  For the Years Ended
                                                       December 31,
                                    2002 2001
                                                -----------   -----------
Income tax benefit at statutory rate            $   433,453   $   424,197
Adjustment for common stock issued for services    (254,768)     (119,442)
Adjustment for expenses recorded from granting
  of options                                              _      (118,411)
                                                -----------   -----------
                                                    178,685       186,344
                                                -----------   -----------
Change in valuation allowance                      (178,685)     (186,344)
                                                -----------   -----------
                                                $         -   $         -
                                                ===========   ===========

Deferred tax assets (liabilities) are comprised of the following at December 31, 2002:


Operating loss carryforwards                    $1,684,000
Less: valuation allowance                       (1,684,000)
                                                ----------
Net deferred tax assets                         $        _
                                                ==========

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 2 _SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision for Taxes (Continued)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Property and Equipment

Property and equipment are stated at cost. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight_line and accelerated methods over estimated useful lives as follows:

Molds                                7 years
Furniture and office equipment       5 to 7 years

Depreciation expense for the years ended December 31, 2002 and 2001 was $25,397 and $20,530, respectively.

Inventory

Raw materials and finished goods are stated at the lower of cost (computed on a first_in, first_out basis) or market. The inventory at December 31, 2002 consists of raw materials used in the assembly and production of the emergency respiration equipment. The cost of finished goods include raw materials and direct labor.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 2 _SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. Common stock equivalents, consisting of 2,245,000 stock options at December 31, 2002 and 6,905,000 stock options at December 31, 2001, have not been included in the calculation as their effect is antidilutive for the periods presented. Basic loss per share is computed as follows:

                                                  For the Years Ended
                                                       December 31,
                                                    2002          2001
                                                -----------   -----------
Net loss                                        $(1,140,667)  $(1,116,307)
                                                ===========   ===========
Weighted average shares outstanding              13,920,976    10,748,364
                                                ===========   ===========
Loss per share, basic and dilutive              $     (0.08)  $     (0.10)
                                                ===========   ===========

Recent Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board issued Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44, and 64 and Amendment of FASB Statement No. 13." SFAS 145 addresses the presentation for losses on early retirements of debt in the statement of operations. The Company has adopted SFAS 145 and will not present losses on early retirements of debt as an extraordinary item.

In June 2002, the Financial Accounting Standards Board issued Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 become effective for exit or disposal activities commenced subsequent to December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148 ("SFAS 148"), "Accounting for Stock_Based Compensation". The provisions of SFAS 148 became effective December 15, 2002.

The adoption of SFAS 146 and SFAS 148 had no impact on the Company's financial position, results of operations or cash flows.

In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

At December 31, 2002, the Company does not have any outstanding guarantees and accordingly does not expect the adoption of FIN 45 to have any impact on its financial position, results of operations, or cash flows.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." This interpretation addresses the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interests. The interpretation is intended to provide guidance in judging multiple economic interests in an entity and in determining the primary beneficiary. The interpretation outlines disclosure requirements for VIEs created after January 31, 2003. The Company has reviewed its major relationships and its overall economic interests with other companies consisting of related parties and other suppliers to determine the extent of its variable economic interest in theses parties. The review has not resulted in a determination that it would be judged to be the primary beneficiary in any material relationships, or that any material entities would be judged to be Variable Interest Entities of the Company.

Advertising

Advertising is expensed as incurred.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the seller's price to the buyer is fixed or determinable, collectibility is reasonably assured and delivery has occurred. As such, the Company recognizes revenue for the Respaide products and for Superstat when the product is shipped and title passes to the buyer.

Equity Securities

Equity securities issued for services rendered have been accounted for at the fair value of the securities on the date of issuance.

Stock Options

The Company accounts for stock_based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock_based Compensation, an Interpretation of APB No. 25" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock_Based Compensation."

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 2 _SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Options (Continued)

Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant between fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non_employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96_18.

SFAS No. 123 requires the Company to provide proforma information regarding net income (loss) and net income (loss) per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black_Scholes options pricing model. There were no options granted during the year ended December 31, 2002. The fair value of each option granted during the year ended December 31, 2001 was estimated using the Black Scholes options pricing model with the following assumptions:

         Risk free interest rate                              5.06%
         Expected life of option                              3 years
         Expected volatility                                  171%
         Dividends                                            None

Under the accounting provisions of SFAS No. 123, the Company's net loss for the years ended December 31, 2002 and 2001 would have changed from the reported net loss as follows:
                                            2002         2001
                                        -----------   -----------
Net loss:
As reported                             $(1,140,667)  $(1,116,307)
Less: total stock-based compensation
 expense determined using the
 Black-Scholes options pricing model
 for all awards, net of tax
 related effects.                                 -      (659,446)
                                        -----------   -----------
Pro forma                               $(1,140,667)  $(1,775,753)
                                        ===========   ===========
Weighted average loss per share:
As reported                             $     (0.08)  $     (0.10)
Pro forma                                     (0.08)        (0.17)

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 3 _PATENT

The Company entered into an agreement to acquire the rights to certain intellectual property, which property includes title to the patent on a component of an emergency CPR assistance device, called a dual filtered rotary isolation valve. Rights pertaining thereto include the right to maintain, sell and improve the device, and to license those rights. The Company has agreed to pay a 5% royalty on any sales related to the patented intellectual property. Royalty expense on this patent for the years ended December 31, 2002 and 2001 was $4,907 and $14,862, respectively. Additional costs related to the patent were capitalized during the years ended December 31, 2002 and 2001, which consisted of legal and filing fees incurred to maintain the patent throughout the world.

Amortization is computed over an estimated life of 15 years. Impairment of the patent is analyzed annually. The patent was published by the U.S. Patent Office on November 15, 1996; the U.S. Patent number is 5,575,279.

On June 28, 2000, the Company entered into a Contract for Assignment of the rights to a BVM Bag invention. The BVM Bag is a portable emergency safety resuscitator, subject to U.S. Patent number 6,062,217. The Company acquired the rights, title and interest in the BVM Bag for the issuance of 20,000 shares of restricted common stock valued at $20,000 (or $1.00 per share which represented the market value of the shares on the date of issuance)(See also Note 1 - Correction of an Error).

Furthermore, pursuant to the agreement and a subsequent amended agreement as described in Note 1, the Company would issue an additional 100,000 shares of restricted common stock to the assignor of the technology once the products associated with the BVM Bag technology were fully developed and ready for manufacture and market. The remaining issuance of the 100,000 shares represents a contingent share issuance for which the contingency has not been satisfied. Accordingly, the Company will record the issuance of the remaining 100,000 shares only upon the successful final development, manufacture and marketing of commercial products utilizing the BVM Bag technology.

In the event the Company is sold or merged with another entity, the seller shall receive an additional 50,000 share of restricted shares or participate as a member of the negotiating team concerning the sale or merger for the purpose of negotiating a royalty on the Patent that shall not be less than 2.5% of gross sales of the patented product.

Patent costs at December 31, 2002 are as follows:

Capitalized costs                           $     90,844
Accumulated amortization                         (16,364)
                                            ------------
Net patent costs                            $     74,480
                                            ============

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 3 _PATENT (Continued)

Amortization expense for the years ended December 31, 2002 and 2001 was $4,746 and $4,253, respectively.

NOTE 4 _RELATED PARTY TRANSACTIONS

Accounts Payable _ Related Parties

Accounts payable _ related parties is comprised of the following at December 31, 2002:

Advances from shareholders, employees, and officers and
  accrued wages and expense reimbursements due to various
  officers and employees. Amounts are non_interest bearing,
  unsecured and due on demand.                                $    266,289
                                                              ============

Note Payable _ Related Party

At December 31, 1999, $135,000 was recorded by the Company, which represented an amount claimed to be owed to a shareholder and former officer of the Company for unpaid wages and reimbursements. The shareholder also claimed that he had legal rights to certain trademarks of the Company until he was paid in full. On June 2, 2000, the Company entered into a settlement agreement and mutual release with the shareholder, settling on an amount of $146,500. The amount accrued interest at 10% per annum. Principal and interest were to be paid in monthly installments of $1,800 beginning on July 1, 2000 until paid. However, the Company made only one monthly interest payment under the agreement during 2000, and defaulted on the remaining interest payments. At December 31, 2000, the Company had $146,500 presented as a related party note payable under this agreement. In addition, accrued interest under this agreement of $6,844 was included in accrued expenses at December 31, 2000. The Company executed a second settlement agreement and mutual release on September 30, 2001 in which the shareholder accepted 235,000 shares of the common stock of the Company as payment in full.

NOTE 5 _  NOTE PAYABLE

A note was signed by the Company to an insurance company for product liability insurance for a one year period from October 2002 to October 2003. The remaining amount due at December 31, 2002 was $42,272.

NOTE 6 _  COMMITMENTS AND CONTINGENCIES

The Company is occasionally subject to certain claims and lawsuits arising in the normal course of business. The Company is not subject currently, however, to any pending legal proceedings. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of any outstanding claims will not have a material effect on the Company's financial position, results of operations, or cash flows.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001


NOTE 6 _  COMMITMENTS AND CONTINGENCIES (Continued)

The Company entered into a new lease agreement for its office and warehouse facilities on June 1, 2002 and is effective through May 31, 2005. Future minimum lease payment under this operating lease are as follows:

Years Ending December 31,
------------------------
        2003                        $    37,161
        2004                             46,703
        2005                             19,795
                                    -----------
             Total                  $   103,659
                                    ===========

Rent expense was $42,782 and $65,127 for the years ended December 31, 2002 and 2001, respectively.

NOTE 7 _  STOCK OPTIONS

A summary of the status of the Company's stock options as of December 31, 2002 and 2001, and changes during the years then ending, are presented below:

                                                 Weighted    Weighted Avg
                                                  Average     Grant Date
                                   Options      Exer. Price   Fair Value
                                   -----------   -----------   -----------
Outstanding, December 31, 2000       7,750,000   $      0.89   $         -
Granted                              1,948,424          0.44          0.26
Expired/Canceled                    (2,793,424)         0.66             -
                                   -----------   -----------   -----------

Outstanding, December 31, 2001       6,905,000          0.83             -
Expired/Canceled                    (4,660,000)         0.92             -
                                   -----------   -----------   -----------
Outstanding, December 31, 2002       2,245,000   $      0.64   $         -
                                   ===========   ===========   ===========

During the year ended December 31, 2002:

* The Company canceled 3,910,000 outstanding stock options originally granted to certain officers and employees of the Company. These stock options were exercisable at prices ranging from $0.37 to $0.75 per share and originally expired in 2003 and 2004. 750,000 stock options exercisable at prices ranging from $1.00 to $5.00 expired during 2002.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001


NOTE 7 _STOCK OPTIONS (Continued)

During the year ended December 31, 2001:

* The Company granted 328,424 options at an exercise price of $0.01 per share to an unrelated party under a professional services agreement in February 2001. The options vested immediately and a charge to expense of $161,390 was included in general and administrative expenses for 2001, representing the fair value of the options on the date of grant. The weighted average grant date fair value of these options was $0.49. The related professional services agreement was terminated during October 2001 and the options cancelled.

* The Company modified 600,000 vested options of various officers and directors of the Company originally accounted for as fixed stock options and originally expiring on various dates between December 2001 and December 2003 to (i) reduce the exercise price to $0.49 per share (a price above the current market price of the Company's stock on the date of modification), and (ii) extend the expiration date to June 28, 2004. Accordingly, these options will be accounted for as variable stock options from the date of the modification. The Company did not incur any compensation expense during 2001 or 2002 under these variable stock options. Under variable stock options, the Company could incur additional compensation expense in the future arising from the excess of the fair market value of the Company's stock over the exercise price of the related options. 400,000 of the 600,000 modified stock options were later canceled during 2002.

* The Company granted 1,620,000 stock options, which vested immediately to various employees, officers and directors of the Company, at an exercise price of $.53 per share. The weighted average grant date fair value of these options was $0.21.

* No options were exercised.

The total amount of outstanding stock options at December 31, 2002 is summarized as follows:

                     Number            Weighted Avg
   Range of     Outstanding as of  Remaining Contractual   Weight  Avg
Exercise Price  December 31, 2002      Life (Years)       Exercise Price
  -----------     ------------         -----------         -----------
  $0.49_$0.53        760,000               1.14               $0.52
  $0.75_$1.00      1,485,000               0.38               $0.76
                  ------------
  $0.49-$1.00      2,245,000               0.64               $0.68
                  ============

Additional expense of $311,607 was recorded during the year ended December 31, 2001 arising from options granted to non_employees.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 8 _STOCK TRANSACTIONS

On March 20, 2002, the Company issued 321,000 shares of common stock valued at $0.40 per share (equal to the market value on the date of issuance) for legal, outside accounting and managerial consulting, and marketing services rendered valued at $55,500 and in payment of related parties accounts payable totaling $72,900. The related parties accounts payable consisted primarily of accrued consulting fees.

On August 15, 2002, the Company issued the following shares of common stock:

* 714,500 shares of common stock were issued to the Company's President valued at $0.20 per share (equal to the market value on the date of issuance) in payment of $142,900 in advances made to the Company.

* 1,106,593 shares of common stock were issued to the Company's President valued at $0.20 per share (equal to the market value on the date of issuance) in payment of accrued salaries and royalties due totaling $221,319.

* 958,398 shares of common stock were issued to an officer of the Company valued at $0.20 per share (equal to the market value on the date of issuance) in payment of accrued salaries totaling $191,680.

* 331,584 shares of common stock were issued to a consultant to the Company valued at $0.20 per share (equal to the market value on the date of issuance) in payment of accrued consulting fees totaling $66,317.

* 60,000 shares of common stock were issued to a related party valued at $0.50 per share (based upon an originally agreed upon price) in lieu of outstanding debt totaling $30,000.

* 713,200 shares of common stock were issued to various consultants pursuant to an S_8 Registration Statement valued at $0.20 per share (equal to the market value on the date of issuance) for services rendered totaling $142,640.

* 525,000 shares of common stock were issued valued at $0.20 per share (equal to the market value on the date of issuance) in payment of directors fees totaling $105,000.

* 570,000 shares of common stock were issued to certain employees and other outside individuals valued at $0.20 per share (equal to the market value on the date of issuance) for services rendered valued at $114,000.

* 100,000 shares of common stock valued at $0.20 per share (equal to the market value on the date of issuance) were issued to certain directors and officers of the Company for the cancellation of 3,200,000 common stock options outstanding.

EMERGENCY FILTRATION PRODUCTS, INC.
Notes to the Restated Financial Statements
For the Years Ended December 31, 2002 and 2001

NOTE 8 _STOCK TRANSACTIONS (Continued)

On August 15, 2002 and October 15, 2002, the Company issued a total of 300,000 shares of common stock to its interim CEO for services rendered valued at an average price of $0.37 per share (equal to the market value on the date of issuances) for a total of $111,000.

On October 25, 2002, the Company issued 100,000 shares of common stock to a director for services rendered valued at $0.28 per share (equal to the market value on the date of issuance) for a total of $28,000.

NOTE 9 _SUBSEQUENT EVENTS

Subsequent to December 31, 2002, the following significant events occurred:

1) The Company issued 636,000 shares of common stock to various outside consultants and attorneys pursuant to a Registration Statement on Form S-8 valued at $0.22 per share for services rendered totaling $139,920.

2) The Company entered into various subscription agreements to raise a maximum of $600,000 through the issuance of common stock at $0.18 per share plus one three year, non callable warrant for every dollar invested for additional shares of common stock exercisable at $0.25 per share. As of the date of this audit report, the Company had raised approximately $365,000. Pursuant to the agreements, the Company is to file a registration statement with the United States Securities & Exchange Commission to register the underlying shares issued.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

     On May 21, 2003, PricewaterhouseCoopers LLP resigned as the independent accountants for Emergency Filtration. PricewaterhouseCoopers' reports on the financial statements of Emergency Filtration for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that their reports for the past two years included an explanatory paragraph regarding substantial doubt about Emergency Filtration's ability to continue as a going concern. Emergency Filtration's Board of Directors accepted the resignation of PricewaterhouseCoopers.

     During Emergency Filtration's two most recent fiscal years and through May 21, 2003 there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused PricewaterhouseCoopers to make reference to the subject matter of such disagreements in connection with their reports.

     On June 19, 2003, Emergency Filtration engaged Piercy, Bowler, Taylor & Kern to act as its independent certified public accountant. Piercy, Bowler, Taylor & Kern replaces PricewaterhouseCoopers, LLP, who resigned on May 21, 2003.

     Emergency Filtration has not consulted with Piercy, Bowler, Taylor & Kern during the last two fiscal years ended December 31, 2002 and 2001 or during the subsequent interim reporting period from the last audit date of December 31, 2002, through and including the termination date of May 21, 2003, on either the application of accounting principles or the type of opinion Piercy, Bowler, Taylor & Kern might issue on Emergency Filtration's financial statements.


                                     Part II
                     Information Not Required In Prospectus

Item 24. Indemnification of Directors and Officers

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law or for the payment of dividends in violation of Nevada Revised Statutes, there shall be no personal liability of a director or officer to Emergency Filtration, or its stockholders for damages for breach of fiduciary duty as a director or officer. Emergency Filtration may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of Emergency Filtration and for acts for which the person had no reason to believe his or her conduct was unlawful. Emergency Filtration may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought determined that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     So far as permitted by the Nevada Business Corporation Act, Emergency Filtration may indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct.

     Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action , suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his of her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonable entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he or she be indemnified "against expenses, including attorneys' fees, 17. 20 actually and reasonably incurred by him in connection with the defense."

     Section 78.751(4) of the NRS limits indemnification under Section 78.751(1) and 78.751(2) to situations in which either (i) the stockholders; (ii) the majority of a disinterested quorum of directors; or (iii) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.175(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors or persons controlling Emergency Filtration pursuant to the foregoing, Emergency Filtration has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of March 31, 2003, and the additional expenses we expect to incur in connection with our offering.

         --------------------------------- ----------------------------------
         SEC Registration Fee                                         $  300
         --------------------------------- ----------------------------------
         --------------------------------- ----------------------------------
         Accounting Fees and Expenses                                 30,000
         --------------------------------- ----------------------------------
         --------------------------------- ----------------------------------
         Fees of Counsel (estimated)                                  30,000
         --------------------------------- ----------------------------------
         --------------------------------- ----------------------------------
         Printing Costs                                                  250
         --------------------------------- ----------------------------------
         --------------------------------- ----------------------------------
         Miscellaneous Expenses                                        1,450
                                                                       -----
         --------------------------------- ----------------------------------
         --------------------------------- ----------------------------------

         --------------------------------- ----------------------------------
         --------------------------------- ----------------------------------
         Total Offering Costs                                       $ 62,000
         --------------------------------- ----------------------------------

Item 26. Recent Sales of Unregistered Securities

2003 Fiscal Year

     During the period from January to April, 2003, Emergency Filtration sold 3,861,118 shares of common stock to various accredited investors through Joseph Stevens & Co. in a private placement that was entered into and closed on April 23, 2003 at $0.18 per share. Pursuant to this offering, Emergency Filtration also granted a total of 695,000 three year, non-callable warrants to purchase common stock exercisable at $0.25 per share. Also pursuant to this offering, Emergency Filtration granted 695,000 three year, non-callable warrants to purchase common stock exercisable at $0.25 per share to related principals of Joseph Stevens and Co. as a finders fee (see also Item 7 - Selling Security Holders). Each person receiving shares in the foregoing transaction completed a subscription agreement verifying his/her status as an accredited investor. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     During April 2003, Emergency Filtration issued 555,556 shares of common stock to two seperate accredited investors (Louis Shu and Huntz Tzu) in a private placement at $0.18 per share (total funds received of $100,000). Emergency Filtration also granted to these investors a total of 100,000 three year, non-callable warrants to purchase common stock exercisable at $0.25 per share. Each of the two individuals receiving shares in the foregoing transaction completed a subscription agreement verifying his status as an accredited investor. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or
Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     During May 2003, Emergency Filtration issued 251,809 shares of common stock to an accredited investor (Randy Peraldo) in a private placement at $0.18 per share (funds of $45,325 received in December 2002). Emergency Filtration also granted to this investor 45,325 three year, non-callable warrants to purchase common stock exercisable at $0.25 per share. Mr Peraldo completed a subscription agreement verifying his status as an accredited investor. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     In addition, during May 2003, Emergency Filtration issued 93,334 shares of common stock valued at $0.63 per share for services rendered totaling $58,800 as follows:

                                 Number              Total
         Individual              of Shares           Value             Description of Services
         ----------              ---------           -------           -----------------------

         Richard Day             10,000              $6,300            Legal services
         Lin Chan                55,556              $35,000           Accounting and marketing services
         Pat Gorman              27,778              $17,500           Managerial consulting

The shares mentioned in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     Also during May 2003, Emergency Filtration sold an additional 750,000 shares of common stock to various accredited investors in a separate private placement through Alpha Capital Aktiengesellschaft and First Montauk Financial Corp. at $0.40 per share. Pursuant to this offering, Emergency Filtration granted a total of 300,000 three year, non-callable warrants to purchase common stock exercisable at $0.50 per share. Also pursuant to this offering, Emergency Filtration granted 105,000 three year, non-callable warrants to purchase common stock exercisable at $0.50 per share to related principals of First Montauk Financial Corp. as a finders fee (see also Item 7 - Selling Security Holders). Each person receiving shares in the foregoing transaction completed a subscription agreement verifying his/her status as an accredited investor. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     Pursuant to the private placement transactions described above, Emergency Filtration was required to promptly upon closing, but no later than thirty (30) days from the closing date, to file a registration statement with the United States Securities & Exchange Commission (SB-2) and use its best efforts to ensure that such registration statement is declared effective within 90 days from the filing date (see also Item 7 - Selling Security Holders Registration Rights). Also as part of the agreements with the investment companies who raised the funds, Emergency Filtration paid Joseph Stevens and Co. a placement fee of 10% plus a charge of 3% of the gross proceeds raised.

     In January 2003, in anticipation of a possible joint marketing or joint venture with Centrex, Inc. (Centrex), an Oklahoma corporation, Emergency Filtration entered into a letter of intent whereby Emergency Filtration and Centrex would exchange common shares as follows:

     - Emergency Filtration would issue 450,000 shares of restricted common stock which shares would have piggy-back registration rights to be included in Emergency Filtration's SB-2 registration.

     - Centrex would issue 300,000 shares of free-trading common stock to Emergency Filtration.

     This exchange of shares between Emergency Filtration and Centrex was done for two reasons: 1) in order to provide Emergency Filtration with some immediate needed cash for ongoing operations since the Centrex shares were considered to be free-trading shares, and 2) to establish a relationship between the two companies and generate some interest in each others business plans and operations and in anticipation of a potential future marketing agreement between the two companies. This potential marketing agreement, however, was never consummated.

     Upon receipt of the 300,000 shares of Centrex, Emergency Filtration immediately sold the shares for gross proceeds of $42,000. Because of the share price differences between the two companies, we negotiated with Centrex (Jack Luchese) for a lesser amount of shares to issue. Accordingly, a total of 400,000 shares of common stock were issued to Centrex pursuant to this agreement.

     The shares mentioned in the foregoing transaction with Centrex were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     Effective April 1, 2003, Emergency Filtration issued 3,250,000 shares of common stock to Doug Beplate, President, valued at $0.26 per share plus $130,000 cash, pursuant to an "Agreement For Assignment of Technology" whereby Mr. Beplate assigned all of his rights, title and interest in various technology, patents and patent applications to Emergency Filtration.

     The shares mentioned in the foregoing transaction with Mr. Beplate were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

2002 Fiscal Year

     On August 15, 2002, 714,500 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of $142,900 in advances made to Emergency Filtration. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in
Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On August 15, 2002, 1,106,593 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries for 2000, 2001 and part of 2002 totaling $169,174, royalties due totaling $17,845 and additional compensation totaling $34,300. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in
Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On August 15, 2002, 958,398 shares of common stock were issued to Peter Clark, Sec/Treas. valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries totaling $191,680. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On August 15, 2002, 525,000 shares of common stock were issued to the directors of Emergency Filtration valued at $0.20 per share (equal to the market price on the date of issuance) totaling $125,000 as follows:

         -        Doug Beplate              100,000 shares totaling $20,000
         -        Sherman Lazrus            100,000 shares totaling $20,000
         -        Raymond Yuan              100,000 shares totaling $20,000
         -        Frank Corsini             100,000 shares totaling $20,000
         -        Thomas Glenndahl          100,000 shares totaling $20,000
         -        Peter Clark                25,000 shares totaling  $5,000

     The shares mentioned in the foregoing transaction with the directors were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On August 15, 2002, the following shares were issued to various officers and other related individuals valued at $0.20 per share (equal to the market price on the date of issuance) for the cancellation of 3,200,000 common stock options outstanding as mentioned above:

                  -         25,000 shares issued to Sherman Lazrus, interim CEO
                  -         25,000 shares issued to Raymond Yuan, Director
                  -         25,000 shares issued to Peter Clark, Sec/Treas
                  -         25,000 shares issued to Douglas Beplate, President

     The shares mentioned in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On August 15, 2002 and October 15, 2002, a total of 300,000 shares of common stock were issued to Sherman Lazrus, interim CEO, valued at an average price of $0.37 per share (equal to the market price on each date of issuance) in payment of services rendered in connection with being CEO totaling $111,000.

     The shares mentioned in the foregoing transaction with Mr. Lazrus were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On August 15, 2002, 60,000 shares of common stock were issued to a consultant (Ying Wang) valued at $0.50 per share (based upon an originally agreed upon price) in lieu of outstanding debt totaling $30,000. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On August 15, 2002, 570,000 shares of common stock were issued to certain employees and other outside individuals valued at $0.20 per share (equal to market price on the date of issuance) for services rendered valued at $114,000 as follows:

                               Number              Total
         Individual            of Shares           Value             Description of Services
         ----------            ---------           -------           -----------------------

         David Gray            100,000             $20,000           Patent legal services
         Wendy Harper          250,000             $50,000           Accounting, secretarial and general
                                                                       managerial consulting
         Etienne Le Monnier    100,000             $20,000           Marketing services
         Patrick Sheedy        100,000             $20,000           Managerial consulting services
         Phyllis Simon          10,000              $2,000           Marketing services
         Ann Sargent            10,000              $2,000           Marketing consulting

     The shares mentioned in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     On October 25, 2002, 100,000 shares of common stock were issued to Raymond Yuan, Director, valued at $0.28 per share (equal to market price on the date of issuance) in payment of consulting services rendered totaling $28,000. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

2001 Fiscal Year

     During February 2001, 1,291,202 shares of common stock were issued to various accredited investors at $0.17 per share for total proceeds of $214,022, net of issuance costs. Each of the accredited investors completed a subscription agreement verifying his/her status as an accredited investor. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     Also during February 2001, 88,500 shares of common stock were issued to an outside attorney (Ronald Kaufman) valued at $0.34 per share (equal to market price on the date of issuance) for legal services rendered totaling $30,090. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     During September 2001, 235,000 shares of common stock were issued to a former officer (Bruce Bachelor) valued at $0.68 per share (equal to market value on the date of issuance) in lieu of outstanding debt totaling $159,156. The shares were issued in reliance on the exemption from registration and prospectus delivery requirements of the Act set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

Item 27. Exhibits


         Exhibit
         No.                       Description of Exhibit
         -------                   ----------------------
         3.1               Articles of Incorporation of Company  (1)
         3.2               Bylaws  (1)
         5.0               Opinion of John C. Thompson, John C. Thompson, LLC  (2)
         10.1              Douglas K. Beplate - Original Technology Agreement 2/9/96  (2)
         10.2              Douglas K. Beplate - Assignment of Invention 6/18/96  (2)
         10.3              2001 Option Agreements  (2)
         10.4              Settlement Agreement - Bruce Bachelor  (2)
         10.5              Centrex letter of intent - 12/31/02  (2)
         10.6              Contract for Assignment of Rights to BVM Bag Invention  (2)
         10.7              WorldPoint Distribution Agreement  (2)
         10.8              Westmed manufacturing agreement  (2)
         10.9              Superstat distribution agreement and amendments  (2)
         10.10             Common stock option rescission agreements  (2)
         10.11             Douglas K. Beplate - Assignment of Technology Agreement 4/1/03  (2)
         10.12             Term Sheet  Joseph Stevens & Co. 1/31/03  (2)
         10.13             First Montauk Securities Corp - original term sheet  (2)
         10.14             First Montauk Securities Corp - amendment  (2)
         10.15             Weise Labs agreement  (2)
         10.16             Amended Contract for Assignment of Rights to BVM Bag Invention  (2)
         10.17             Revised Term Sheet Joseph Stevens & Co.  12/31/03 (2)
         16.1              Letter re: Change in Certifying Accountant  (3)
         23.1              Consent of John C. Thompson., LLC (contained in Exh. 5.0)  (2)
         23.2              Consent of PricewaterhouseCoopers LLP  (2)


Notes

          (1) Previously filed as an Exhibit to the Company's Form 10-SB (file no. 000-27421), effective February 24, 2000 (Incorporated by reference in this filing)

          (2) Included as part of this amended SB-2 registration statement filing.

          (3) Incorporated by reference to Current Report on Form 8-K filed on May 29, 2003

Item 28. Undertakings

     The undersigned small business issuer hereby undertakes:
a.

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) ,if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

e.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Henderson, State of Nevada, on February 5, 2004.

                                             Emergency Filtration Products, Inc.

                                             By     /s/ Douglas K. Beplate
                                             -----------------------------------
                                             Douglas K. Beplate, President


In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed below by the following persons in the capacities and on the dates stated.

Signature                  Title                              Date
---------                  -----                              ----

/s/Sherman Lazrus          Chairman, Chief Executive Officer  February 5, 2004

/s/Douglas K. Beplate      President, Director                February 5, 2004

/s/Steve M. Hanni          Chief Financial Officer            February 5, 2004

/s/Raymond C.L. Yuan       Director                           February 5, 2004

/s/Thomas Glenndahl        Director                           February 5, 2004

/s/Frank Corsini           Director                           February 5, 2004